SUBJECT TO REVISION
FREE WRITING PROSPECTUS DATED APRIL 24, 2006

$494,725,000 (Approximate)

SAXON ASSET SECURITIES TRUST 2006-1

MORTGAGE LOAN ASSET BACKED NOTES, SERIES 2006-1

SAXON ASSET SECURITIES COMPANY

Depositor

SAXON FUNDING MANAGEMENT, INC.

Seller and Master Servicer

SAXON MORTGAGE SERVICES, INC.

Servicer

APRIL 24, 2006

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Saxon Asset Securities Trust

Mortgage Loan Asset Backed Notes, Series 2006-1

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Credit Suisse Securities (USA) LLC.

Disclaimer

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (FILE NO. 333-131712) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1–800-221-1037.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus.  If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

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VII.

$494,725,000 (Approximate)

Saxon Asset Securities Trust 2006-1

Subject to a +/- 5% Variance

Class(1, 3, 4)	Principal Amount ($) (1)	Note Type	Loan Group	Expected Rating (Moody’s/S&P)	WAL (Yrs) Call/Mat (2) (3)	Prin Window (Mths) to Call/Mat (2) (3)	Stated Final Maturity (4)
A-1	199,612,000	SEN-FLT	I	Aaa/AAA	1.96 / 2.19	1 - 74 / 1 - 180	March 2036
A-2A	125,644,000	SEN-FLT	II	Aaa/AAA	1.00 / 1.00	1 - 23 / 1 - 23	March 2036
A-2B	20,671,000	SEN-FLT	II	Aaa/AAA	2.00 / 2.00	23 - 27 / 23 - 27	March 2036
A-2C	44,178,000	SEN-FLT	II	Aaa/AAA	3.50 / 3.53	27 - 74 / 27 - 84	March 2036
A-2D	9,124,000	SEN-FLT	II	Aaa/AAA	6.15 / 9.12	74 - 74 / 84 - 160	March 2036
M-1	36,748,000	MEZ-FLT	I & II	Aa2/AA	4.26 / 4.26	43 - 71 / 43 - 71	March 2036
M-2	10,499,000	MEZ-FLT	I & II	Aa3/AA	6.13 / 8.34	71 - 74 / 71 - 151	March 2036
M-3	9,499,000	MEZ-FLT	I & II	A1/AA-	4.42 / 4.87	42 - 74 / 42 - 131	March 2036
M-4	9,250,000	MEZ-FLT	I & II	A2/A+	4.37 / 4.80	41 - 74 / 41 - 125	March 2036
M-5	8,250,000	MEZ-FLT	I & II	A3/A	4.33 / 4.73	40 - 74 / 40 - 119	March 2036
B-1	8,250,000	SUB-FLT	I & II	Baa1/A-	4.30 / 4.66	39 - 74 / 39 - 112	March 2036
B-2	7,500,000	SUB-FLT	I & II	Baa2/BBB	4.28 / 4.57	38 - 74 / 38 - 104	March 2036
B-3	5,500,000	SUB-FLT	I & II	Baa3/BBB-	4.25 / 4.46	38 - 74 / 38 - 94	March 2036
Total:	$494,725,000

(1)

Subject to this footnote (1), class sizes are subject to a permitted variance in the aggregate of +/-5%.  Class sizes are also subject to change based upon the final pool and rating agency evaluation of subordination and overcollateralization levels and excess spread.

(2)

See “Pricing Prepayment Speed” herein.

(3)

The Notes are subject to a 10% Clean-up Call (as described herein). After the first payment date on which the Clean-up Call is exercisable, the margin on the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes will double and the margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2, and Class B-3 Notes will increase by 1.5 times.

(4)

All Notes are subject to the Fixed Rate Cap and the Available Funds Cap Rate (each as described herein).

(5)

The Stated Final Maturity is calculated as one month past the latest maturing loan.

A.

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B.

Summary of Terms

Issuing Entity or the Trust:	Saxon Asset Securities Trust 2006-1, a Delaware statutory trust
Sponsor, Seller and Master Servicer:	Saxon Funding Management, Inc.
Depositor:	Saxon Asset Securities Company
Servicer:	Saxon Mortgage Services, Inc.
Indenture Trustee and Trust Administrator:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Swap Provider:	TBD.
Lead Underwriter:	Credit Suisse Securities (USA) LLC
Co-Underwriters:	Banc of America Securities LLC, Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Notes:

The Class A-1, (the “Group I Senior Notes”), Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes (the “Group II Senior Notes”) are collectively referred to herein as the “Senior Notes” or the “Class A Notes”.  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,  Class B-1, Class B-2, and Class B-3 Notes are collectively referred to as the “Subordinate Notes”.  The Senior Notes and the Subordinate Notes are the subject of this Free Writing Prospectus and are collectively referred to herein as the the “Notes”.  The Issuing Entity will also issue ownership certificates, which are not a subject of this Free Writing Prospectus.

Rating Agencies:	Moody's Investor Services, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc.
Registration:	The Notes will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.
Cut-Off Date:	The close of business on April 1, 2006.
Expected Pricing Date:	On or about the week of April 24, 2006.
Expected Closing Date:	On or about May 2, 2006.
Payment Dates:	Payment of principal and interest on the Notes will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in May 2006.
Interest Accrual:	The price to be paid by investors for the Notes will not include accrued interest (settling flat).
Interest Accrual Period:

The "Interest Accrual Period" for the Notes with respect to any Payment Date will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

Record Date:	With respect to the Notes, the business day immediately preceding the Payment Date.
Federal Tax Status:

The Notes are anticipated to be debt for Federal income tax purposes, and an opinion will be delivered to that effect from counsel acceptable to the underwriters.

The trust will be classified as a taxable mortgage pool.  The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.”  Saxon Securities and Certificates, Inc., the initial holder of the ownership certificates, will represent that it qualifies as a “qualified REIT subsidiary” and that it will own the ownership certificates directly, or indirectly through a “qualified REIT subsidiary.”

ERISA Eligibility:	The Notes are expected to be ERISA eligible.
SMMEA Eligibility:	The Notes are not expected to be SMMEA eligible.
Optional Termination:

On the first Payment Date on which the aggregate principal balance of the Mortgage Loans is less than or equal to 20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will, unless the Master Servicer exercises its right to object to the date of the auction and causes it to be delayed in accordance with the Sale and Servicing Agreement, begin to solicit bids for the purchase of the Mortgage Loans and other property remaining in the trust.  The trust must sell the assets of the trust estate to the highest bidder so long as certain criteria described in the prospectus supplement are met. The terms of the transaction allow for a clean-up call of the Mortgage Loans and the redemption of the Notes (the "Clean-up Call"), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Notes were priced based on the following collateral prepayment assumptions:
100% PPC for the Fixed Rate Mortgage Loans (100% PPC for the Fixed Rate Mortgage Loans is equal to 2.2% CPR to 22% CPR over 10 months and remaining constant at 22% CPR thereafter)

100% PPC for the Adjustable Rate Mortgage Loans (100% PPC for the Adjustable Rate Mortgage Loans assumes 8% CPR in the first month of the life of the Mortgage Loan and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for month 28 and thereafter.)

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $499,973,079.79, consisting of approximately (i) $249,982,909.15 of fixed and adjustable rate conforming balance Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $249,990,170.64 of fixed and adjustable rate conforming balance and non-conforming balance Mortgage Loans (the “Group II Mortgage Loans”). The Group I Mortgage Loans and Group II Mortgage Loans are collectively referred to herein as the “Mortgage Loans.”  See the attached collateral descriptions for additional information on the Mortgage Loans.

Repurchase or Substitute of Mortgage Loans:

The Seller shall have the option, at any time to purchase any Delinquent Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for any Delinquent Mortgage Loan as defined in the Sale and Servicing Agreement.

Total Size:	Approximately $494,725,000.
Servicing Fee:

The "Servicing Fee" applicable to each Mortgage Loan, and with respect to each Payment Date, equals the scheduled principal balance of the Mortgage Loan, on the first day of the month preceding such Payment Date, multiplied by one-twelfth of approximately 0.25% per annum, subject to increase if Saxon Mortgage Services, Inc. or an affiliate thereof is no longer the Servicer as described under "Retained Interest" below.

Retained Interest:

So long as Saxon Mortgage Services, Inc. or an affiliate thereof is the Servicer, the Seller will retain an interest in each Mortgage Loan, payable to the Seller on each Payment Date (the "Retained Interest"), equal to the scheduled principal balance of the Mortgage Loan, on the first day of the month of such Payment Date, multiplied by one-twelfth of: (i) approximately 0.05% per annum for the first ten Payment Dates following the Closing Date, (ii) approximately 0.15% per annum for the eleventh through thirtieth Payment Dates, inclusive, following the Closing Date, (iii) approximately 0.40% per annum for the thirty-first through forty-eighth Payment Dates, inclusive, following the Closing Date and (iv) approximately 0.55% per annum for the forty-ninth Payment Date following the Closing Date and each Payment Date thereafter.  If, at any time prior to the thirty-first Payment Date following the Closing Date, Saxon Mortgage Services, Inc. or an affiliate thereof ceases to be the Servicer, the Retained Interest will not be payable to the Seller on any subsequent Payment Date and the amount of the Retained Interest will be added to the Servicing Fee for such Payment Dates.  If, at any time on or after the thirty-first Payment Date following the Closing Date, Saxon Mortgage Services, Inc. or an affiliate thereof ceases to be the Servicer, a portion of the Retained Interest equal to 0.25% per annum on the scheduled principal balance of each Mortgage Loan will not be payable to the Seller on each succeeding Payment Date and such amount will be added to the Servicing Fee for such Payment Dates.

Master Servicing Fee:

The "Master Servicing Fee" applicable to each Mortgage Loan, and with respect to each Payment Date, equals the scheduled principal balance of the mortgage loan, on the first day of the Due Period with respect to such Payment Date, multiplied by one-twelfth of approximately 0.05% per annum.

Interest Rate:	The “Interest Rate” for any Payment Date for each Class of Notes will be equal to the lesser of (i) the Formula Rate and (ii) the Available Funds Cap Rate.
Formula Rate:	The “Formula Rate” with respect to each Class of Notes will be equal to the lesser of (i) One-Month LIBOR plus the respective margin for such Class and (ii) the Fixed Rate Cap.
Fixed Rate Cap:	As to any Payment Date, a per annum rate equal to 12.25% for each Class of Notes.
Available Funds Cap Rate:

As to any Payment Date, a per annum rate equal to (i) the quotient of (a) the sum of the interest funds for the Mortgage Loans net of the Servicing Fee (not including any amounts constituting any Retained Interest), the Master Servicing Fee, Retained Interest, fees related to the MGIC PMI Policy and any amounts reimbursable to the Servicer, Master Servicer, or Indenture Trustee as provided in the Sale and Servicing Agreement, and the Net Swap Payment or Priority Swap Termination Payment made to the Swap Provider divided by (b) the aggregate principal amount of the Notes as of the beginning of the related Interest Accrual Period, multiplied by (ii) 360 divided by the actual number of days in the related Interest Accrual Period.

Swap Agreement:

On the Closing Date, the Issuing Entity will enter into an interest rate hedge agreement (the “Swap Agreement”) with an initial notional amount for the August 2006 Payment Date of $467,478,222 with respect to the Notes. Under the Swap Agreement, the Issuing Entity will be obligated to pay on the Business Day immediately preceding each Payment Date an amount equal to [5.20%] per annum on the notional amount as set forth in the Swap Agreement and set forth on page 23 of this Free Writing Prospectus to the Swap Provider and the Issuing Entity will be entitled to receive on the Business Day immediately preceding each Payment Date an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). Generally, Net Swap Payments made by the Swap Provider will constitute part of the Available Funds on each Payment Date and will be applied as part of the available interest amount and Net Swap Payments made by the Issuing Entity will be paid from Available Funds prior to payments on the Notes.

Upon early termination of the Swap Agreement, the Issuing Entity or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the Issuing Entity is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full. If the Swap Termination Payment is a Priority Swap Termination Payment, it will be paid prior to payments to Noteholders. “Priority Swap Termination Payment” means any Swap Termination Payment resulting from an event of default or termination event (each as defined in the Swap Agreement) under the Swap Agreement with respect to which the Swap Provider was not the sole defaulting or affected party.

Credit Enhancements:	Consists of the following: 1. Net Monthly Excess Cashflow; 2. 100% of the Pledged Prepayment Penalty Cashflow; 3. Primary Mortgage Insurance; 4. Overcollateralization Amount; and 5. Subordination.
Net Monthly Excess Cashflow:

The "Net Monthly Excess Cashflow" for any Payment Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (i) the Available Funds for such Payment Date over (ii) the sum for such Payment Date of (A) the Monthly Interest Payment Amounts for the Notes and (B) the Principal Funds.

Pledged Prepayment Penalty Cashflow:	The interest collections from the Mortgage Loans will be supplemented by 100% of the maximum contractual prepayment penalty cashflow owed and not waived by the Servicer on any Mortgage Loans.
Payments of Pledged Prepayment Penalty Cashflow:	Any Pledged Prepayment Penalty Cashflow will be payable in the same manner as Net Monthly Excess Cashflow.
Overcollateralization Amount:

The "Overcollateralization Amount" is equal to the excess of the aggregate principal balance of the Mortgage Loans over the sum of the aggregate principal amount of the Notes.  To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow will be directed to build the Overcollateralization Amount until the Overcollateralization Target Amount is reached.

Overcollateralization Target Amount:

Prior to the Stepdown Date, the "Overcollateralization Target Amount" will be equal to 3.40% multiplied by the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  On and after the Stepdown Date (assuming a Trigger Event is not in effect) the Overcollateralization Target Amount will be equal to the greater of (a) the lesser of (i), 3.40 % of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) 6.80% of the aggregate current principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  On or after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding payment date.

Overcollateralization Deficiency Amount:

An "Overcollateralization Deficiency Amount" with respect to any Payment Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Payment Date (after giving effect to payments in respect of the Basic Principal Payment Amount on such Payment Date).

Overcollateralization Release Amount:

The "Overcollateralization Release Amount" means, with respect to any Payment Date, the lesser of (a) the aggregate Principal Funds for such Payment Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Payment Date (assuming that 100% of the aggregate Principal Funds is applied as a principal payment on such Payment Date) over (ii) the Overcollateralization Target Amount for such Payment Date.

Stepdown Date:

The earlier to occur of (a) the Payment Date on which the Note Principal Amount of the Senior Notes have been reduced to zero and (b) the later to occur of (i) the Payment Date in May 2009 and (ii) the first Payment Date on which the aggregate principal amount of the Senior Notes (after taking into account payments of principal on such Payment Date) is less than or equal to 55.00% of the aggregate principal balance of the Mortgage Loans.

Credit Enhancement Percentage:

The "Credit Enhancement Percentage" for a Payment Date is equal to (a) the aggregate principal amount of the Subordinate Notes and the Overcollateralization Amount divided by (b) the aggregate principal balance of the Mortgage Loans.

Primary Mortgage Insurance Policy:

A loan level primary mortgage insurance policy (the “MGIC PMI Policy”) will be acquired from Mortgage Guaranty Insurance Corporation (“MGIC”) on or prior to the Closing Date.  Approximately 18.09%, 17.77% and 17.93% of the Group I Mortgage Loans, Group II Mortgage Loans and aggregate mortgage loans respectively, each of which have original loan-to-value ratios in excess of 80%, will be covered by the MGIC PMI Policy.

For certain limited documentation or stated documentation Mortgage Loans with original loan-to-value ratios greater than or equal to 80%, the MGIC PMI Policy covers a portion of the loss on the related Mortgage Loans to a level where the uninsured exposure of the Mortgage Loans is reduced to an amount equal to approximately 80% of the original loan-to-value ratio of such Mortgage Loan.  For certain full documentation Mortgage Loans with original loan-to-value ratios greater than or equal to 90%, the MGIC PMI Policy covers a portion of the loss on the related Mortgage Loans to a level where the uninsured exposure of the Mortgage Loan is reduced to an amount equal to approximately 90% of the original loan-to-value ratio of such Mortgage Loan.

Trigger Event:

A "Trigger Event," on any Payment Date after the Stepdown Date, is in effect for the Notes if the 60+ day delinquency percentage (including loans in bankruptcy, foreclosure, or REO) is greater than 35.70% of the Credit Enhancement Percentage or, if on any Payment Date, the cumulative losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Payment Dates, is greater than:

Payment Date	Cumulative Loss %
Months 25-36	1.50% in the first month plus an additional 1/12th of 1.85% for every month thereafter
Months 37-48	3.35% in the first month plus an additional 1/12th of 1.90% for every month thereafter
Months 49-60	5.25% in the first month plus an additional 1/12th of 1.55% for every month thereafter
Months 61-72	6.80% in the first month plus an additional 1/12th of 0.85% for every month thereafter
Months 73 and thereafter	7.65%

Class Sizes:

Initial Class Sizes		Initial Credit Enhancement Percentage		Target Credit Enhancement After Stepdown Date
Class	Percent (%)	Class	Percent (%)	Class	Percent (%)
A	79.85	A	20.15	A	45.00
M-1	7.35	M-1	12.80	M-1	30.30
M-2	2.10	M-2	10.70	M-2	26.10
M-3	1.90	M-3	8.80	M-3	22.30
M-4	1.85	M-4	6.95	M-4	18.60
M-5	1.65	M-5	5.30	M-5	15.30
B-1	1.65	B-1	3.65	B-1	12.00
B-2	1.50	B-2	2.15	B-2	9.00
B-3	1.10	B-3	1.05	B-3	6.80

Available Funds:

Payments to holders of each class of Notes will be made on each Payment Date from “Available Funds.”  With respect to any Payment Date, Available Funds will be deposited in the payment account, and will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable to the Master Servicer, the Servicer, or the Indenture Trustee and any Net Swap Payments or Priority Swap Termination Payments payable by the Issuing Entity to the Swap Provider: (a) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the remittance date after deduction of the Master Servicing Fee, Servicing Fee, any MGIC insurance premiums and Retained Interest for such Payment Date and any accrued and unpaid Servicing Fees, Master Servicing Fees and Retained Interest in respect of any prior Payment Dates, (b) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, including prepayment penalty charges, (c) payments from the Master Servicer and the Servicer in connection with advances and prepayment interest shortfalls for such Payment Date, (d) any Net Swap Payments or Swap Termination Payments payable by the Swap Provider to the Issuing Entity and (e) on the Payment Date on which the Issuing Entity is to be terminated in accordance with the indenture, that portion of the termination price constituting principal.

Interest Payments:

On each Payment Date, the Indenture Trustee shall withdraw from the payment account for each related group’s Available Funds for such Payment Date consisting of the available interest amount (including any Net Swap Payments or Swap Termination Payments payable by the Swap Provider to the Issuing Entity) for such Payment Date and pay it in the following order of priority:

(i)

Concurrently, (A) Monthly Interest Payment Amount to the Class A-1 Notes from interest funds attributable to the Group I Mortgage Loans and, (B) Monthly Interest Payment Amounts paid pro rata to the Class A-2A, Class A-2B, Class A-2C and Class A-2D from interest funds attributable to the Group II Mortgage Loans then (C) to the extent Monthly Interest Payment Amounts for Group I or Group II Senior Notes have been paid in full, to pay unpaid Monthly Interest Payment Amounts relating to the Class A Notes in the other group provided that any payments of unpaid Monthly Interest Payment Amount in respect of the Group II Senior Notes shall be paid pro rata;

(ii) To the holders of the Class M-1 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(iii) To the holders of the Class M-2 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(iv) To the holders of the Class M-3 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(v) To the holders of the Class M-4 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(vi) To the holders of the Class M-5 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(vii) To the holders of the Class B-1 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(viii)To the holders of the Class B-2 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(ix) To the holders of the Class B-3 Notes, the Monthly Interest Payment Amount for such class for such Payment Date;

(x) Any remainder will be treated as Net Monthly Excess Cashflow.

On any Payment Date, any interest reductions resulting from the application of (a) the Relief Act and (b) any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Servicer (collectively “Uncompensated Shortfalls”) will result in less interest being available to make payments on the Notes.

Principal Payments:	On each Payment Date, the Principal Payment Amount is paid as follows:

(i) Class A Principal Payment Amount is paid as follows:
(A)
(1) Amounts constituting the Principal Payment Amount attributable to Group I Mortgage Loans to the Class A-1 Notes until the note principal amount of such class has been reduced to zero; and

(2)  Amounts constituting the Principal Payment Amount attributable to Group II Mortgage Loans to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes, sequentially, until the note principal amount thereof have been reduced to zero;

(B)

If the note principal amount of any of the Group I or Group II Senior Notes is reduced to zero, any remaining amount of principal payments for such group will be paid to the remaining group, after taking into account payments pursuant to clause (A) above, until the note principal amount of each group’s Class A Notes has been reduced to zero;

(ii) To the Class M-1 Notes and Class M-2 Notes sequentially, in that order, the Class M-1/M-2 Principal Payment Amount;

(iii) To the Class M-3 Notes, the Class M-3 Principal Payment Amount;

(iv) To the Class M-4 Notes, the Class M-4 Principal Payment Amount;

(v) To the Class M-5 Notes, the Class M-5 Principal Payment Amount;

(vi)To the Class B-1 Notes, the Class B-1 Principal Payment Amount;

(vii)To the Class B-2 Notes, the Class B-2 Principal Payment Amount;

(viii)To the Class B-3 Notes, the Class B-3 Principal Payment Amount; and

(ix)Any remainder will be treated as Net Monthly Excess Cashflow.

Notwithstanding the priority described above, prior to the Stepdown Date and on any Payment Date on which a Trigger Event exists, Principal Funds will generally be applied to the most senior class of Notes, as more fully described in the prospectus supplement.

Net Monthly Excess Cash Flow and Pledged Prepayment Penalty Cashflow:	With respect to any Payment Date, any Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow, shall be paid as follows:

(i)To pay the Extra Principal Payment Amount on the Notes;

(ii)Concurrently, (A) to the holders of the Class A-1 Notes, any Available Funds Shortfall Amounts from Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow attributable to the Group I Mortgage Loans and (B) to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Notes (pro rata), any Available Funds Shortfall Amounts from Net Monthly Excess Cashflow and Pledged Prepayment Penalty Cashflow attributable to the Group II Mortgage Loans and then (C) to the extent Available Funds Shortfall Amounts for the Group I or Group II Senior Notes have been paid in full, any remaining Net Monthly Excess Cashflow or Pledged Prepayment Penalty Cashflow for such group will be used to pay unpaid Available Funds Shortfall Amounts to the other group provided that any payments of Available Funds Shortfall Amounts with respect to the Group II Senior Notes shall be paid pro rata;

(iii)To the holders of the Class M-1 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(iv)To the holders of the Class M-2 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(v)To the holders of the Class M-3 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(vi)To the holders of the Class M-4 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(vii)To the holders of the Class M-5 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(viii)To the holders of the Class B-1 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(ix)To the holders of the Class B-2 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(x)To the holders of the Class B-3 Notes, in an amount equal to the Available Funds Shortfall Amount allocable to such Notes;

(xi)To pay any Swap Termination Payment (other than a Priority Swap Termination Payment) owed to the Swap Provider; and

(xii)To the holder of the ownership interest in the Issuing Entity.

Monthly Interest Payment Amount:

The "Monthly Interest Payment Amount" for any Payment Date and each class of Notes equals the amount of interest accrued during the related Interest Accrual Period at the related Interest Rate on the note principal amount of such class immediately prior to such Payment Date.

Available Funds Shortfall Amount:

The "Available Funds Shortfall Amount" for any class of Notes and Payment Date equals (a) the excess of the amount that would have been the Monthly Interest Payment Amount for such class of Notes had the Interest Rate for such class of Notes been determined without regard to the Available Funds Cap Rate over the actual Monthly Interest Payment Amount paid for such Payment Date; (b) the excess described in clause (a) for any preceding Payment Date that remains unpaid, and (c) interest on the amount described in clause (b) at the applicable Interest Rate determined for this purpose without regard to the Available Funds Cap Rate.

Principal Funds:

"Principal Funds" means with respect any Payment Date, the sum of (a) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (b) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer or Master Servicer as applicable during such Prepayment Period, (c) the principal portion of all net liquidation proceeds and insurance proceeds received during such Prepayment Period, (d) that portion of the purchase price, representing principal of any repurchased mortgage, deposited to the collection account during such Prepayment Period and (e) the principal portion of any related substitution adjustments deposited in the collection account during such Prepayment Period.

Principal Payment Amount:	The "Principal Payment Amount" means for any Payment Date the sum of the Basic Principal Payment Amount and the Extra Principal Payment Amount.

Basic Principal Payment Amount:

The "Basic Principal Payment Amount" means for any Payment Date the excess of (a) the Principal Funds for such Payment Date over (b) the Overcollateralization Release Amount, if any, for such Payment Date.

Extra Principal Payment Amount:

The "Extra Principal Payment Amount" with respect to any Payment Date is the lesser of (a) the Net Monthly Excess Cashflow for such Payment Date and (b) the Overcollateralization Deficiency Amount for such Payment Date.

Class A Principal Payment Amount:

With respect to any Payment Date prior to the Stepdown Date or as to which a Trigger Event exists, 100% of the Principal Payment Amount.  With respect to any Payment Date on or after the Stepdown Date and as to which a Trigger Event is not in effect, the excess of the Class A Note Principal Amount immediately prior to the Payment Date over the lesser of (i) 55.00% of the scheduled principal balances of the mortgage loans as of the last day of the related Due Period and (ii) the scheduled principal balances of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of Cut-Off Date.

Class M-1 / M-2 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date) and the aggregate Class M-1 and Class M-2 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 73.90% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), and the Class M-3 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 77.70% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), the Class M-3 Note Principal Amount (after giving effect to payments on that date), and the Class M-4 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 81.40% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), the Class M-3 Note Principal Amount (after giving effect to payments on that date), the Class M-4 Note Principal Amount (after giving effect to payments on that date), and the Class M-5 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 84.70% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), the Class M-3 Note Principal Amount (after giving effect to payments on that date), the Class M-4 Note Principal Amount (after giving effect to payments on that date), the Class M-5 Note Principal Amount (after giving effect to payments on that date),  and the Class B-1 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 88.00% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), the Class M-3 Note Principal Amount (after giving effect to payments on that date), the Class M-4 Note Principal Amount (after giving effect to payments on that date), the Class M-5 Note Principal Amount (after giving effect to payments on that date),  the Class B-1 Note Principal Amount (after giving effect to payments on that date), and the Class B-2 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 91.00% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Payment Amount:

With respect to any Payment Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, is the excess of the sum of the Class A Note Principal Amount (after giving effect to payments on that date), the Class M-1 Note Principal Amount (after giving effect to payments on that date), the Class M-2 Note Principal Amount (after giving effect to payments on that date), the Class M-3 Note Principal Amount (after giving effect to payments on that date), the Class M-4 Note Principal Amount (after giving effect to payments on that date), the Class M-5 Note Principal Amount (after giving effect to payments on that date),  the Class B-1 Note Principal Amount (after giving effect to payments on that date), the Class B-2 Note Principal Amount (after giving effect to payments on that date), and the Class B-3 Note Principal Amount immediately prior to the Payment Date over the lesser of (a) 93.20% of the scheduled principal balance of the mortgage loans as of the last day of the related Due Period and (b) the scheduled principal balance of the mortgage loans as of the last day of the related Due Period less 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Realized Losses:

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is liquidated (other than a Non-Recoverable Mortgage Loan), the amount of loss realized equal to the portion of the Principal Amount remaining unpaid after application of all liquidation proceeds and insurance proceeds net of amounts reimbursable to the Servicer and the Master Servicer for related Advances, Servicing Advances and Servicing Fees in respect of such Mortgage Loan.  All Realized Losses on the Mortgage Loans will be allocated on each Payment Date, first to the Net Monthly Excess Cashflow and second in reduction of the Overcollateralization Amount.  Realized Losses will not result in any reduction of the Note Principal Amount of any class of Notes.  It is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which such Notes are then entitled and it is likely that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Subordinate Notes all interest and principal amounts to which such Notes are entitled.

Non-Recoverable Mortgage Loan:

A “Non-Recoverable Mortgage Loan” is any defaulted mortgage loan as to which the servicer has determined that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds.

Due Period:

A “Due Period” with respect to any Payment Date is the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

Prepayment Period:

The “Prepayment Period” for any Payment Date is the period beginning on the day after the determination date in the month immediately preceding the month in which the Payment Date occurs (or in the case of the first Payment Date, the Cut-off Date) and ending on the determination date of the month in which such Payment Date occurs.

Delinquent Mortgage Loan:	Any Mortgage Loan that is 60 Days Delinquent, including in foreclosure, bankruptcy or REO.

VIII.

IX.

#

Note Sensitivity Tables*
to 10% Clean-up Call

Class A-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.15	4.16	2.79	1.96	1.34	1.12	0.98
MDUR (yr)	11.73	3.44	2.45	1.79	1.27	1.07	0.94
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	357	154	102	74	36	28	22

Class A-2A to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	16.16	1.75	1.24	1.00	0.84	0.71	0.62
MDUR (yr)	10.34	1.64	1.18	0.96	0.81	0.69	0.60
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	294	45	29	23	20	17	14

Class A-2B to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	25.64	4.38	2.73	2.00	1.72	1.53	1.30
MDUR (yr)	14.13	3.89	2.53	1.89	1.64	1.46	1.25
First Prin Pay	294	45	29	23	20	17	14
Last Prin Pay	322	64	42	27	22	20	17

Class A-2C to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.72	8.62	5.64	3.50	2.14	1.80	1.62
MDUR (yr)	14.78	6.80	4.80	3.13	2.01	1.71	1.54
First Prin Pay	322	64	42	27	22	20	17
Last Prin Pay	357	154	102	74	32	24	21

Class A-2D to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.73	12.81	8.48	6.15	2.80	2.12	1.79
MDUR (yr)	14.85	9.22	6.77	5.20	2.58	1.99	1.69
First Prin Pay	357	154	102	74	32	24	21
Last Prin Pay	357	154	102	74	36	27	22

Class M-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	27.59	7.14	4.76	4.26	4.62	3.47	2.52
MDUR (yr)	14.31	5.80	4.12	3.77	4.06	3.14	2.34
First Prin Pay	297	48	38	43	36	28	22
Last Prin Pay	357	147	98	71	57	44	32

* Assume 100% of prepayment penalties are collected

Class M-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.73	12.79	8.46	6.13	4.73	3.65	2.65
MDUR (yr)	14.68	9.15	6.73	5.17	4.14	3.28	2.45
First Prin Pay	357	147	98	71	57	44	32
Last Prin Pay	357	154	102	74	57	44	32

Class M-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.56	4.42	4.22	3.34	2.42
MDUR (yr)	14.20	6.51	4.67	3.86	3.73	3.02	2.25
First Prin Pay	297	48	38	42	47	38	27
Last Prin Pay	357	154	102	74	57	44	32

Class M-4 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.56	4.37	4.04	3.18	2.28
MDUR (yr)	14.16	6.50	4.66	3.82	3.59	2.89	2.12
First Prin Pay	297	48	38	41	45	35	25
Last Prin Pay	357	154	102	74	57	44	32

Class M-5 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.56	4.33	3.91	3.06	2.18
MDUR (yr)	14.03	6.48	4.65	3.78	3.47	2.78	2.03
First Prin Pay	297	48	37	40	43	34	24
Last Prin Pay	357	154	102	74	57	44	32

Class B-1 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.55	4.30	3.81	2.98	2.15
MDUR (yr)	13.00	6.27	4.53	3.69	3.34	2.68	1.99
First Prin Pay	297	48	37	39	41	32	24
Last Prin Pay	357	154	102	74	57	44	32

Class B-2 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.55	4.28	3.73	2.91	2.13
MDUR (yr)	11.78	6.00	4.39	3.58	3.20	2.57	1.94
First Prin Pay	297	48	37	38	40	31	23
Last Prin Pay	357	154	102	74	57	44	32

Class B-3 to Call
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.40	5.55	4.25	3.67	2.86	2.10
MDUR (yr)	11.78	6.00	4.39	3.56	3.16	2.54	1.91
First Prin Pay	297	48	37	38	39	30	23
Last Prin Pay	357	154	102	74	57	44	32

* Assume 100% of prepayment penalties are collected

X.

Note Sensitivity Tables*
to Maturity

Class A-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	20.15	4.53	3.07	2.19	1.34	1.12	0.98
MDUR (yr)	11.73	3.60	2.60	1.93	1.27	1.07	0.94
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	357	316	237	180	36	28	22

Class A-2A to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	16.16	1.75	1.24	1.00	0.84	0.71	0.62
MDUR (yr)	10.34	1.64	1.18	0.96	0.81	0.69	0.60
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	294	45	29	23	20	17	14

Class A-2B to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	25.64	4.38	2.73	2.00	1.72	1.53	1.30
MDUR (yr)	14.13	3.89	2.53	1.89	1.64	1.46	1.25
First Prin Pay	294	45	29	23	20	17	14
Last Prin Pay	322	64	42	27	22	20	17

Class A-2C to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.72	8.69	5.69	3.53	2.14	1.80	1.62
MDUR (yr)	14.78	6.83	4.83	3.15	2.01	1.71	1.54
First Prin Pay	322	64	42	27	22	20	17
Last Prin Pay	357	175	116	84	32	24	21

Class A-2D to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.75	18.53	12.63	9.12	2.80	2.12	1.79
MDUR (yr)	14.85	11.62	9.05	7.12	2.58	1.99	1.69
First Prin Pay	357	175	116	84	32	24	21
Last Prin Pay	358	302	219	160	36	27	22

Class M-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	27.59	7.14	4.76	4.26	5.38	4.11	3.09
MDUR (yr)	14.31	5.80	4.12	3.77	4.62	3.64	2.81
First Prin Pay	297	48	38	43	36	28	22
Last Prin Pay	357	147	98	71	90	71	56

* Assume 100% of prepayment penalties are collected

Class M-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	29.73	16.73	11.38	8.34	9.12	7.27	5.84
MDUR (yr)	14.68	10.80	8.34	6.59	7.10	5.94	4.94
First Prin Pay	357	147	98	71	90	71	56
Last Prin Pay	357	282	202	151	141	114	93

Class M-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	9.22	6.16	4.87	4.57	3.63	2.67
MDUR (yr)	14.20	6.86	5.00	4.16	3.98	3.24	2.45
First Prin Pay	297	48	38	42	47	38	27
Last Prin Pay	357	254	177	131	101	80	64

Class M-4 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	9.18	6.13	4.80	4.37	3.45	2.52
MDUR (yr)	14.16	6.84	4.99	4.10	3.82	3.10	2.32
First Prin Pay	297	48	38	41	45	35	25
Last Prin Pay	357	245	170	125	97	77	61

Class M-5 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	9.13	6.09	4.73	4.21	3.31	2.40
MDUR (yr)	14.03	6.79	4.95	4.04	3.69	2.98	2.21
First Prin Pay	297	48	37	40	43	34	24
Last Prin Pay	357	235	162	119	92	73	57

Class B-1 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	9.06	6.03	4.66	4.08	3.20	2.35
MDUR (yr)	13.00	6.53	4.79	3.91	3.52	2.85	2.15
First Prin Pay	297	48	37	39	41	32	24
Last Prin Pay	357	224	153	112	86	68	53
Class B-2 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.95	5.94	4.57	3.95	3.09	2.29
MDUR (yr)	11.78	6.20	4.59	3.75	3.35	2.70	2.06
First Prin Pay	297	48	37	38	40	31	23
Last Prin Pay	357	209	142	104	80	63	49

Class B-3 to Mat
Prepay Speed	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
WAL (yr)	28.06	8.79	5.83	4.46	3.82	2.99	2.21
MDUR (yr)	11.78	6.15	4.54	3.69	3.26	2.63	2.00
First Prin Pay	297	48	37	38	39	30	23
Last Prin Pay	357	191	129	94	72	56	43

* Assume 100% of prepayment penalties are collected

Available Funds Cap Rate Schedule

	Available Funds	Available Funds		Available Funds	Available Funds
Payment Date	Cap Rate (%)(1)(2)	Cap (%)(1)(3)	Payment Date	Cap Rate (%)(1)(2)	Cap (%)(1)(3)
1	N/A	N/A	38	10.83	12.25
2	7.60	7.60	39	11.11	12.25
3	7.86	7.86	40	11.38	12.25
4	7.61	12.25	41	11.38	12.25
5	7.72	12.25	42	11.74	12.25
6	8.04	12.25	43	11.35	12.25
7	7.79	12.25	44	11.74	12.25
8	8.06	12.25	45	11.37	11.37
9	7.81	12.25	46	11.63	11.63
10	7.82	12.25	47	12.25	12.25
11	8.55	12.25	48	11.59	11.59
12	7.73	12.25	49	11.80	11.80
13	8.00	12.25	50	11.40	11.40
14	7.75	12.25	51	11.77	11.77
15	8.02	12.25	52	11.61	11.61
16	7.78	12.25	53	11.59	11.59
17	7.79	12.25	54	11.96	11.96
18	8.06	12.25	55	11.55	11.55
19	7.82	12.25	56	11.91	11.91
20	8.15	12.25	57	11.51	11.51
21	7.95	12.25	58	11.49	11.49
22	9.20	12.25	59	12.25	12.25
23	9.88	12.25	60	11.45	11.45
24	9.26	12.25	61	11.81	11.81
25	9.60	12.25	62	11.41	11.41
26	9.35	12.25	63	11.77	11.77
27	9.71	12.25	64	11.37	11.37
28	9.84	12.25	65	11.35	11.35
29	9.87	12.25	66	11.70	11.70
30	10.22	12.25	67	11.30	11.30
31	9.65	12.25	68	11.66	11.66
32	10.05	12.25	69	11.26	11.26
33	9.81	12.25	70	11.24	11.24
34	11.04	12.25	71	11.99	11.99
35	12.25	12.25	72	11.20	11.20
36	11.11	12.25	73	11.55	11.55
37	11.52	12.25	74	11.15	11.15

(1)

Available Funds Cap means, as to any Payment Date, a per annum rate equal to (i) the quotient of (a) the sum of the interest funds for the Mortgage Loans net of the Servicing Fee, the Master Servicing Fee, Retained Interest, fees related to the MGIC PMI Policy and any amounts reimbursable to the Servicer, Master Servicer, or Indenture Trustee, and the Net Swap Payment or Swap Termination Payment made to the Swap Provider divided by (b) the aggregate principal amount of the Notes as of the beginning of the related Interest Accrual Period, multiplied by (ii) 360 divided by the actual number of days in the related Accrual Period.  Subject to the Fixed Rate Cap of 12.25%.

(2)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup Call and 1 month LIBOR, 6 month LIBOR and one year treasury remain constant at 4.950%, 5.205% and 4.888% respectively, for the first Payment Date and all increase to 20.000% after the first Payment Date.

(3)

Assumes no losses, Pricing Prepayment Speed, 10% cleanup Call, and 1 month LIBOR, 6 month LIBOR and one year treasury remain constant at 4.950%, 5.205% and 4.888% respectively, for the first Payment Date and all increase to 20.000% after the first Payment Date.  The values indicated include proceeds from the Net Swap Payment received from the Swap Provider, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

Swap Schedule

Period	Notional ($)	Period	Notional ($)
1	-	24	147,525,897.90
2	-	25	133,267,054.49
3	-	26	126,395,911.97
4	467,478,222.48	27	120,006,422.78
5	454,006,936.65	28	113,960,578.62
6	439,327,459.14	29	108,033,681.83
7	423,530,656.13	30	102,630,897.72
8	406,774,959.53	31	97,269,791.09
9	389,428,849.41	32	90,263,745.11
10	371,652,601.92	33	84,608,452.15
11	354,683,824.64	34	54,351,276.48
12	338,504,361.23	35	51,565,100.74
13	323,076,876.42	36	49,365,885.79
14	308,365,834.29	37	47,268,296.13
15	294,341,933.78	38	45,267,244.12
16	280,902,708.78	39	43,357,924.37
17	268,083,330.61	40	41,523,934.83
18	255,770,963.88	41	39,785,442.60
19	243,319,211.83	42	38,109,013.66
20	230,911,809.87	43	36,504,887.69
21	205,741,332.45	44	34,924,439.34
22	183,407,588.67	45	-
23	164,100,927.53

Excess Spread (1,2)

Period	FWD 1M LIBOR (%)(3)	FWD 6M LIBOR (%)(3)	1 Year CMT (%)(3)	STATIC LIBOR (%)	FORWARD LIBOR (%)	Period	FWD 1 Month LIBOR (%)(3)	FWD 6 Month LIBOR (%)(3)	1 Year CMT (%)(3)	STATIC LIBOR (%)	FORWARD LIBOR (%)
1	4.95	5.21	5.03	4.13	4.13	38	5.38	5.49	5.05	4.23	4.04
2	5.09	5.26	5.08	2.83	2.69	39	5.40	5.51	5.04	4.38	4.19
3	5.17	5.29	5.10	3.06	2.85	40	5.42	5.53	5.02	4.30	4.20
4	5.18	5.30	5.11	2.71	2.71	41	5.44	5.55	5.00	4.30	4.19
5	5.24	5.30	5.10	2.78	2.77	42	5.46	5.56	4.99	4.47	4.35
6	5.27	5.29	5.08	3.03	3.02	43	5.48	5.58	4.97	4.30	4.15
7	5.27	5.28	5.05	2.91	2.90	44	5.50	5.59	4.95	4.46	4.32
8	5.24	5.26	5.01	3.11	3.10	45	5.51	5.60	4.94	4.35	4.03
9	5.25	5.27	4.96	2.99	2.97	46	5.52	5.60	4.92	4.34	4.06
10	5.20	5.27	4.90	3.00	2.98	47	5.53	5.61	4.91	4.83	4.59
11	5.17	5.29	4.84	3.43	3.41	48	5.54	5.62	4.90	4.33	4.02
12	5.18	5.32	4.78	2.91	2.89	49	5.54	5.62	4.89	4.33	4.04
13	5.21	5.36	4.73	3.09	3.06	50	5.55	5.63	4.88	4.16	3.84
14	5.24	5.39	4.69	2.92	2.88	51	5.55	5.63	4.87	4.32	4.01
15	5.28	5.43	4.65	3.10	3.05	52	5.56	5.64	4.87	4.14	3.83
16	5.32	5.46	4.63	2.93	2.88	53	5.56	5.64	4.86	4.13	3.82
17	5.35	5.48	4.62	2.94	2.87	54	5.57	5.65	4.86	4.29	3.99
18	5.39	5.50	4.63	3.15	3.07	55	5.57	5.65	4.86	4.11	3.78
19	5.42	5.51	4.64	3.01	2.91	56	5.58	5.66	4.87	4.26	3.95
20	5.44	5.52	4.67	3.76	3.66	57	5.58	5.66	4.87	4.09	3.75
21	5.46	5.51	4.71	3.63	3.50	58	5.59	5.67	4.88	4.08	3.75
22	5.47	5.50	4.76	4.14	4.00	59	5.59	5.67	4.89	4.57	4.29
23	5.47	5.48	4.82	4.49	4.34	60	5.60	5.68	4.90	4.06	3.72
24	5.45	5.46	4.88	4.14	3.97	61	5.60	5.68	4.91	4.21	3.89
25	5.43	5.44	4.93	4.15	3.98	62	5.61	5.69	4.92	4.03	3.68
26	5.41	5.42	4.98	4.02	3.86	63	5.61	5.69	4.93	4.19	3.85
27	5.39	5.40	5.02	4.21	4.06	64	5.62	5.69	4.94	4.01	3.66
28	5.37	5.39	5.05	4.14	4.05	65	5.62	5.70	4.95	4.00	3.65
29	5.35	5.38	5.08	4.15	4.06	66	5.63	5.70	4.96	4.15	3.82
30	5.33	5.37	5.10	4.33	4.25	67	5.63	5.71	4.97	3.98	3.61
31	5.32	5.37	5.11	3.91	3.83	68	5.63	5.71	4.98	4.13	3.78
32	5.31	5.38	5.11	4.10	4.02	69	5.64	5.72	4.99	3.95	3.58
33	5.30	5.39	5.11	3.94	3.86	70	5.64	5.72	5.01	3.94	3.57
34	5.31	5.41	5.11	4.41	4.28	71	5.65	5.72	5.02	4.26	3.93
35	5.32	5.43	5.10	4.90	4.79	72	5.65	5.73	5.03	3.92	3.54
36	5.33	5.45	5.08	4.40	4.25	73	5.65	5.73	5.04	4.07	3.71
37	5.35	5.47	5.07	4.57	4.41	74	5.66	5.73	5.06	3.89	3.51

(1)

Assumes the Pricing Prepayment Speed.

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, master servicing, servicing and Mortgage Insurance fees) plus Pledged Prepayment Penalty Cashflow, plus or minus net swap proceeds, less total interest on the Offered Notes divided by (b) collateral balance as of the beginning period and multiplied by 360 and divided by the actual number of days in the related Accrual Period.

(3)

Approximate (rounded to two decimals)

Breakeven Losses

Class	M1	M2	M3	M4	M5
Rating (M/S)	Aa2/AA	Aa3/AA	A1/AA-	A2/A+	A3/A

Loss Severity	30%	30%	30%	30%	30%
CDR	35.20	29.49	25.05	21.25	18.26
Collateral Loss	17.10%	15.37%	13.84%	12.39%	11.13%

Loss Severity	40%	40%	40%	40%	40%
CDR	23.39	20.08	17.38	15.01	13.08
Collateral Loss	17.63%	15.88%	14.32%	12.84%	11.55%

Loss Severity	50%	50%	50%	50%	50%
CDR	17.48	15.19	13.29	11.59	10.18
Collateral Loss	17.97%	16.19%	14.61%	13.12%	11.81%

Class	B1	B2	B3
Rating (M/S)	Baa1/A-	Baa2/BBB	Baa3/BBB-

Loss Severity	30%	30%	30%
CDR	15.60	13.44	12.10
Collateral Loss	9.91%	8.85%	8.15%

Loss Severity	40%	40%	40%
CDR	11.32	9.87	8.96
Collateral Loss	10.30%	9.21%	8.50%

Loss Severity	50%	50%	50%
CDR	8.89	7.79	7.11
Collateral Loss	10.56%	9.44%	8.73%

Assumptions

Forward LIBOR

Pricing Speed

P&I Advances

12 Month Recovery Lag

Triggers fail

Defaults are in addition to prepayments

Run to Maturity

Break is first dollar of principal loss

XI.

XII.

Mortgage Loans Collateral Summary

Aggregate Mortgage Loans
As of the Cut-off Date

Total Outstanding Balance	$499,973,079.79
Number of Loans	2,758

	Average	Minimum	Maximum
Original Loan Amount	$181,616.09	$15,000.00	$1,250,000.00
Outstanding Principal Balance	$181,281.03	$8,691.76	$1,247,542.84

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.244%	5.850%	13.800%
Gross Margin	6.222%	3.250%	9.450%
Initial Periodic Rate Cap	2.839%	1.000%	6.000%
Periodic Rate Cap	1.053%	1.000%	3.000%
Life Floor	6.698%	3.250%	12.490%
Life Cap	14.355%	11.850%	19.490%
Months to Roll	25	4	58
Combined Original LTV	78.55%	10.46%	100.00%
Original LTV	78.39%	9.09%	100.00%
Credit Score	603	461	806
Original Term	357	120	360
Remaining Term	354	29	358
Seasoning	3	2	91

Top Property State Concentrations	CA(14.69%), MD(12.97%), FL(8.73%)
Maximum Zip Code Concentration	20744(0.75%), 21133(0.42%), 20743(0.41%)

		Earliest	Latest
First Payment Date		October 1, 1998	March 1, 2006
Maturity Date		September 1, 2008	February 1, 2036
First Lien	99.79%
Second Lien	0.21%

*All weighted average credit scores are non-zero weighted averages

*Combined Original LTV is the loan-to-value ratio for the 1st liens and the combined loan-to-value ratio for the 2nd liens

*Original LTV is the is the loan-to-value ratio for the 1st liens and the loan-to-value ratio for the 2nd liens

*The Weighted Average Combined Original LTV in the last column of each of the following tables is based on the loan-to-value ratio  for 1st liens and combined loan-to-value ratio for 2nd liens

Current Scheduled Principal Balance of the Mortgage Loans

Remaining Scheduled Principal Balances of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
$0.01 to $50,000.00	54	$2,007,533.44	0.40%	10.073%	603	$37,176.55	67.02%
$50,000.01 to $100,000.00	591	46,507,028.69	9.30	8.804	593	78,692.10	76.27
$100,000.01 to $150,000.00	696	86,587,417.46	17.32	8.435	593	124,407.21	78.04
$150,000.01 to $200,000.00	509	88,499,723.94	17.70	8.161	598	173,869.79	77.70
$200,000.01 to $250,000.00	366	82,251,548.05	16.45	8.178	598	224,731.01	78.48
$250,000.01 to $300,000.00	196	53,447,912.65	10.69	7.968	611	272,693.43	80.62
$300,000.01 to $350,000.00	115	37,132,079.57	7.43	8.204	608	322,887.65	80.54
$350,000.01 to $400,000.00	91	34,282,114.62	6.86	8.015	620	376,726.53	79.73
$400,000.01 to $450,000.00	55	23,381,064.12	4.68	8.063	609	425,110.26	80.14
$450,000.01 to $500,000.00	48	22,911,685.53	4.58	8.033	622	477,326.78	79.36
$500,000.01 to $550,000.00	13	6,827,120.76	1.37	7.903	639	525,163.14	83.85
$550,000.01 to $600,000.00	14	8,073,971.98	1.61	8.441	625	576,712.28	79.73
$600,000.01 to $650,000.00	1	624,000.00	0.12	8.000	641	624,000.00	80.00
$650,000.01 to $700,000.00	2	1,359,384.51	0.27	8.825	577	679,692.26	82.50
$700,000.01 to $750,000.00	4	2,941,918.24	0.59	7.975	591	735,479.56	72.14
$800,000.01 to $850,000.00	1	847,831.63	0.17	8.300	649	847,831.63	50.00
$1,000,000.01 to $1,050,000.00	1	1,043,201.76	0.21	8.800	579	1,043,201.76	58.06
$1,200,000.01 to $1,250,000.00	1	1,247,542.84	0.25	8.150	590	1,247,542.84	67.57
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Original Scheduled Principal Balance of the Mortgage Loans

Original Scheduled Principal Balances of the Mortgage Loans	Number of Mortgage Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Less than 50,000.00	52	$1,987,785.00	0.40%	10.124%	607	$36,688.94	66.34%
$50,000.01 to $100,000.00	592	46,622,542.75	9.31	8.805	593	78,558.80	76.29
$100,000.01 to $150,000.00	695	86,584,878.00	17.29	8.438	593	124,313.77	78.06
$150,000.01 to $200,000.00	511	88,950,560.60	17.76	8.159	598	173,755.39	77.67
$200,000.01 to $250,000.00	364	81,871,529.00	16.34	8.180	598	224,593.76	78.51
$250,000.01 to $300,000.00	198	54,016,326.00	10.78	7.966	611	272,461.26	80.56
$300,000.01 to $350,000.00	115	37,182,085.00	7.42	8.204	608	322,887.65	80.54
$350,000.01 to $400,000.00	91	34,333,912.00	6.85	8.015	620	376,726.53	79.73
$400,000.01 to $450,000.00	55	23,411,797.00	4.67	8.063	609	425,110.26	80.14
$450,000.01 to $500,000.00	48	22,936,649.00	4.58	8.033	622	477,326.78	79.36
$500,000.01 to $550,000.00	13	6,839,350.00	1.37	7.903	639	525,163.14	83.85
$550,000.01 to $600,000.00	14	8,084,775.00	1.61	8.441	625	576,712.28	79.73
$600,000.01 to $650,000.00	1	624,000.00	0.12	8.000	641	624,000.00	80.00
$650,000.01 to $700,000.00	2	1,360,000.00	0.27	8.825	577	679,692.26	82.50
$700,000.01 to $750,000.00	4	2,946,000.00	0.59	7.975	591	735,479.56	72.14
$800,000.01 to $850,000.00	1	850,000.00	0.17	8.300	649	847,831.63	50.00
Greater than $850,000.00	2	2,295,000.00	0.46	8.446	585	1,145,372.30	63.24
Total:	2,758	$500,897,189.35	100.00%	8.244%	603	$181,281.03	78.55%

Seasoning of the Mortgage Loans

Seasoning of the Mortgage Loans (in months)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2	845	$156,768,378.95	31.36%	8.460%	604	$185,524.71	78.45%
3	1,083	192,799,272.81	38.56	8.366	601	178,023.34	78.64
4	339	57,278,332.34	11.46	7.969	608	168,962.63	79.17
5	373	74,343,228.09	14.87	7.740	607	199,311.60	77.73
6	79	13,989,589.05	2.80	8.097	578	177,083.41	79.10
7	19	2,629,638.27	0.53	7.770	573	138,402.01	78.51
Greater than 8	20	2,164,640.28	0.43	7.828	627	108,232.01	86.01
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Original Term of the Mortgage Loans

Original Term	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
109 to 120	7	$496,187.57	0.10%	7.964%	593	$70,883.94	59.03%
133 to 144	1	61,022.79	0.01	9.600	528	61,022.79	52.07
169 to 180	40	3,562,342.73	0.71	8.472	599	89,058.57	64.04
229 to 240	60	5,461,901.88	1.09	8.914	620	91,031.70	78.42
289 to 300	16	2,710,546.94	0.54	7.564	629	169,409.18	67.88
349 to 360	2,634	487,681,077.88	97.54	8.239	603	185,148.47	78.74
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Current Mortgage Interest Rates of the Mortgage Loans

Current Mortgage Rates of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
5.001% to 6.000%	6	$1,233,415.14	0.25%	5.979%	622	$205,569.19	72.88%
6.001% to 7.000%	235	52,831,191.19	10.57	6.753	642	224,813.58	72.92
7.001% to 8.000%	897	178,873,891.78	35.78	7.620	614	199,413.48	76.91
8.001% to 9.000%	963	172,463,799.00	34.49	8.547	593	179,090.13	79.53
9.001% to 10.000%	477	74,492,945.97	14.90	9.481	581	156,169.70	82.87
10.001% to 11.000%	132	15,549,057.00	3.11	10.407	563	117,795.89	82.36
11.001% to 12.000%	34	4,011,143.36	0.80	11.417	569	117,974.80	87.81
12.001% to 13.000%	11	404,142.41	0.08	12.677	611	36,740.22	97.46
13.001% to 14.000%	3	113,493.94	0.02	13.701	652	37,831.31	97.76
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Original Combined Loan-to-Value Ratio of the Mortgage Loans

Original Combined Loan-to-Value Ratio	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
10.01% to 15.00%	2	$394,344.40	0.08%	6.952%	686	$197,172.20	11.75%
15.01% to 20.00%	2	199,391.69	0.04	7.293	640	99,695.85	17.18
20.01% to 25.00%	8	714,663.61	0.14	7.868	607	89,332.95	23.31
25.01% to 30.00%	16	1,626,414.30	0.33	8.578	587	101,650.89	28.43
30.01% to 35.00%	19	2,358,849.85	0.47	7.930	599	124,149.99	33.47
35.01% to 40.00%	29	3,679,089.46	0.74	8.061	581	126,865.15	38.11
40.01% to 45.00%	20	2,533,745.11	0.51	8.460	584	126,687.26	42.68
45.01% to 50.00%	44	6,745,924.21	1.35	8.158	592	153,316.46	48.18
50.01% to 55.00%	45	6,991,831.15	1.40	7.545	615	155,374.03	52.72
55.01% to 60.00%	110	19,755,759.91	3.95	8.117	582	179,597.82	58.11
60.01% to 65.00%	143	24,814,002.29	4.96	8.006	579	173,524.49	63.18
65.01% to 70.00%	186	35,130,342.48	7.03	8.137	582	188,872.81	68.64
70.01% to 75.00%	257	50,640,049.04	10.13	8.227	584	197,042.99	73.86
75.01% to 80.00%	816	150,486,430.48	30.10	7.980	615	184,419.65	79.64
80.01% to 85.00%	381	71,501,024.40	14.30	8.228	598	187,666.73	84.26
85.01% to 90.00%	392	74,500,376.98	14.90	8.450	610	190,051.98	89.61
90.01% to 95.00%	158	29,159,811.95	5.83	8.802	615	184,555.77	94.55
95.01% to 100.00%	130	18,741,028.48	3.75	9.789	635	144,161.76	99.85
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Remaining Scheduled Terms to Maturity of the Mortgage Loans

Remaining Months to Maturity of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Less than or equal to 48	2	$18,454.86	0.00%	10.831%	510	$9,227.43	77.22%
109 to 120	5	477,732.71	0.10	7.853	596	95,546.54	58.33
133 to 144	1	61,022.79	0.01	9.600	528	61,022.79	52.07
145 to 156	1	12,685.24	0.00	13.500	568	12,685.24	79.94
157 to 168	1	16,270.43	0.00	12.925	628	16,270.43	100.00
169 to 180	39	3,546,072.30	0.71	8.452	599	90,924.93	63.87
205 to 216	1	23,031.85	0.00	10.500	806	23,031.85	100.00
217 to 228	5	111,382.01	0.02	11.526	627	22,276.40	99.74
229 to 240	53	5,314,802.78	1.06	8.841	619	100,279.30	77.87
265 to 276	1	53,996.08	0.01	10.375	532	53,996.08	90.00
289 to 300	17	2,741,345.16	0.55	7.619	629	161,255.60	67.90
349 to 360	2,632	487,596,283.58	97.52	8.238	603	185,256.95	78.74
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Gross Margin of the Mortgage Loans

Gross Margins (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
3.001% to 3.500%	4	$757,134.11	0.19%	7.641%	648	$189,283.53	77.55%
3.501% to 4.000%	6	1,554,102.54	0.39	7.641	655	259,017.09	81.85
4.001% to 4.500%	22	4,188,242.13	1.05	6.996	648	190,374.64	70.07
4.501% to 5.000%	130	24,273,488.17	6.11	7.226	646	186,719.14	73.69
5.001% to 5.500%	307	65,806,037.09	16.55	7.623	625	214,351.91	76.52
5.501% to 6.000%	413	85,321,321.36	21.46	7.821	613	206,589.16	79.16
6.001% to 6.500%	370	74,401,993.28	18.72	8.309	596	201,086.47	79.32
6.501% to 7.000%	345	66,768,282.94	16.80	8.639	582	193,531.25	80.41
7.001% to 7.500%	222	39,152,320.42	9.85	9.032	574	176,361.80	81.20
7.501% to 8.000%	121	19,108,483.04	4.81	9.462	562	157,921.35	81.01
8.001% to 8.500%	70	12,743,823.34	3.21	9.699	571	182,054.62	84.23
8.501% to 9.000%	18	2,790,414.84	0.70	9.862	578	155,023.05	85.76
9.001% to 9.500%	4	641,317.63	0.16	11.052	575	160,329.41	73.08
Total:	2,032	$397,506,960.89	100.00%	8.249%	601	$195,623.50	79.03%

Maximum Lifetime Mortgage Interest Rates of the Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
11.501% - 12.000%	5	$868,431.57	0.22%	5.974%	622	$173,686.31	66.10%
12.001% - 12.500%	32	6,209,914.51	1.56	6.411	637	194,059.83	74.27
12.501% - 13.000%	121	26,276,694.74	6.61	6.828	622	217,162.77	73.11
13.001% - 13.500%	224	48,878,782.45	12.30	7.261	624	218,208.85	77.07
13.501% - 14.000%	395	80,745,345.20	20.31	7.731	613	204,418.60	78.11
14.001% - 14.500%	352	73,721,971.04	18.55	8.206	606	209,437.42	78.27
14.501% - 15.000%	371	73,630,152.63	18.52	8.651	591	198,464.02	80.86
15.001% - 15.500%	218	36,807,863.92	9.26	9.159	587	168,843.41	82.63
15.501% - 16.000%	189	32,648,871.10	8.21	9.547	564	172,745.35	82.10
16.001% - 16.500%	71	9,913,941.40	2.49	10.048	559	139,632.98	82.66
16.501% - 17.000%	32	4,484,227.77	1.13	10.514	539	140,132.12	76.37
17.001% - 17.500%	15	2,216,785.85	0.56	11.141	563	147,785.72	89.93
17.501% - 18.000%	6	1,073,180.49	0.27	11.854	578	178,863.42	84.87
19.001% - 19.500%	1	30,798.22	0.01	12.490	633	30,798.22	70.00
Total:	2,032	$397,506,960.89	100.00%	8.249%	601	$195,623.50	79.03%

Minimum Lifetime Mortgage Interest Rates of the Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
3.001% to 3.500%	1	$143,725.44	0.04%	8.300%	571	$143,725.44	80.00%
4.001% to 4.500%	10	2,152,266.05	0.54	6.823	643	215,226.61	67.06
4.501% to 5.000%	69	12,769,846.23	3.21	7.220	643	185,070.24	72.49
5.001% to 5.500%	213	46,806,677.77	11.78	7.603	619	219,749.66	76.16
5.501% to 6.000%	320	66,488,922.19	16.73	7.790	611	207,777.88	78.97
6.001% to 6.500%	295	60,817,764.71	15.30	8.118	604	206,161.91	79.36
6.501% to 7.000%	331	67,285,222.80	16.93	8.274	600	203,278.62	79.83
7.001% to 7.500%	259	50,635,158.05	12.74	8.523	596	195,502.54	79.89
7.501% to 8.000%	206	37,850,286.02	9.52	8.656	588	183,739.25	80.46
8.001% to 8.500%	136	23,438,156.49	5.90	9.159	583	172,339.39	81.12
8.501% to 9.000%	112	18,750,243.11	4.72	9.123	567	167,412.88	81.26
9.001% to 9.500%	38	5,676,709.14	1.43	9.580	563	149,387.08	80.94
9.501% to 10.000%	23	3,006,567.95	0.76	9.827	534	130,720.35	72.26
10.001% to 10.500%	11	1,108,129.19	0.28	10.240	551	100,739.02	80.69
10.501% to 11.000%	6	485,050.06	0.12	10.944	539	80,841.68	62.17
11.001% to 11.500%	1	61,437.47	0.02	11.350	541	61,437.47	72.35
12.001% to 12.500%	1	30,798.22	0.01	12.490	633	30,798.22	70.00
Total:	2,032	$397,506,960.89	100.00%	8.249%	601	$195,623.50	79.03%

Next Interest Rate Adjustment Date of the Mortgage Loans

Next Interest Rate Adjustment Date of the Mortgage Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
August 2006	1	$30,798.22	0.01%	12.490%	633	$30,798.22	70.00%
September 2006	1	53,996.08	0.01	10.375	532	53,996.08	90.00
January 2007	1	425,949.55	0.11	9.250	703	425,949.55	85.00
May 2007	1	214,267.72	0.05	7.750	565	214,267.72	90.00
July 2007	2	349,745.22	0.09	8.153	667	174,872.61	85.20
August 2007	3	930,715.98	0.23	6.468	655	310,238.66	84.79
September 2007	13	2,027,926.05	0.51	7.813	572	155,994.31	79.35
October 2007	46	8,695,896.96	2.19	8.117	576	189,041.24	77.69
November 2007	167	38,114,333.80	9.59	7.792	612	228,229.54	77.32
December 2007	119	21,160,025.11	5.32	8.160	604	177,815.34	79.76
January 2008	517	97,935,106.56	24.64	8.398	596	189,429.61	78.82
February 2008	390	77,707,725.53	19.55	8.525	602	199,250.58	78.98
September 2008	2	261,623.50	0.07	7.378	575	130,811.75	83.11
October 2008	10	1,821,326.54	0.46	8.260	547	182,132.65	77.74
November 2008	104	20,776,902.34	5.23	7.716	591	199,777.91	79.34
December 2008	113	20,788,538.65	5.23	7.783	610	183,969.37	78.52
January 2009	308	58,632,895.65	14.75	8.294	603	190,366.54	79.94
February 2009	228	46,359,562.11	11.66	8.349	603	203,331.41	79.58
March 2009	1	230,735.96	0.06	8.800	553	230,735.96	70.00
December 2010	2	557,617.32	0.14	7.949	624	278,808.66	81.86
January 2011	2	291,272.04	0.07	8.011	598	145,636.02	76.02
February 2011	1	140,000.00	0.04	8.300	696	140,000.00	80.00
Total:	2,032	$397,506,960.89	100.00%	8.249%	601	$195,623.50	79.03%

Occupancy Type of the Mortgaged Premises of the Mortgage Loans

Occupancy Status of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Primary Home	2,619	$477,865,680.13	95.58%	8.220%	601	$182,461.12	78.56%
Investment	117	18,132,956.77	3.63	8.681	646	154,982.54	77.15
Second Home	22	3,974,442.89	0.79	9.095	656	180,656.50	83.88
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Origination Program of the Mortgage Loans

Origination Program	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Full Documentation	1,950	$317,377,050.01	63.48%	8.204%	594	$162,757.46	79.30%
Stated Documentation	645	143,874,693.66	28.78	8.299	624	223,061.54	76.68
12 Months Bank Statements	103	24,279,421.82	4.86	8.448	602	235,722.54	81.26
Limited Documentation	60	14,441,914.30	2.89	8.237	604	240,698.57	76.15
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Mortgage Loan Purpose of the Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Refinance - Cash Out	2,176	$392,822,649.88	78.57%	8.226%	595	$180,525.11	77.43%
Purchase	438	85,152,239.44	17.03	8.339	638	194,411.51	83.28
Refinance - Rate/Term	144	21,998,190.47	4.40	8.195	610	152,765.21	80.26
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Index Type of the Mortgage Loans

INDEX TYPE	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
6 Month LIBOR	2,031	$397,081,011.34	79.42%	8.248%	601	$195,510.10	79.02%
Fixed Rate	726	102,466,118.90	20.49	8.225	610	141,137.90	76.70
1 Year CMT	1	425,949.55	0.09	9.250	703	425,949.55	85.00
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Property Type of the Mortgage Loans

Property Types of the Loans	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Single Family Detached	2,102	$354,955,659.16	70.99%	8.326%	597	$168,865.68	78.25%
Planned Unit Development	289	69,324,848.31	13.87	8.109	604	239,878.37	81.01
Two to Four Family	156	40,369,097.57	8.07	7.778	650	258,776.27	76.95
Condominium Low-Rise	129	21,928,757.88	4.39	8.250	615	169,990.37	80.04
Single Family Attached	40	6,841,200.52	1.37	8.030	592	171,030.01	76.97
Townhouse	29	3,945,566.59	0.79	8.249	584	136,054.02	73.51
Condominium High-Rise	9	2,058,610.70	0.41	8.647	623	228,734.52	80.19
De Minimus PUD	2	374,672.38	0.07	7.006	635	187,336.19	77.62
Manufactured Housing	2	174,666.68	0.03	8.832	599	87,333.34	64.35
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Loan Types of the Mortgage Loans

Mortgage Loan Types	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2/28ARM	742	$124,450,482.47	24.89%	8.510%	592	$167,723.02	78.24%
30 Yr Fixed	525	76,707,569.71	15.34	8.177	608	146,109.66	76.93
3/27ARM	432	74,206,748.88	14.84	8.323	593	171,774.88	79.19
2/28ARM 40/30 BALLOON	259	62,098,483.09	12.42	8.233	603	239,762.48	78.68
2/28ARM - 5 Yr IO	253	59,212,289.88	11.84	7.963	615	234,040.67	79.77
3/27ARM - 5 Yr IO	218	49,332,962.98	9.87	7.872	620	226,298.00	80.64
3/27ARM 40/30 BALLOON	116	25,234,671.11	5.05	8.244	592	217,540.27	78.21
30 Yr Fixed 40/30 BALLOON	65	11,557,825.04	2.31	8.256	612	177,812.69	79.68
20 Yr Fixed	43	4,842,155.06	0.97	8.525	616	112,608.26	75.83
15 Yr Fixed	40	3,562,342.73	0.71	8.472	599	89,058.57	64.04
25 Yr Fixed	16	2,710,546.94	0.54	7.564	629	169,409.18	67.88
30 Yr Fixed - 5 Yr IO	12	1,908,722.24	0.38	8.535	641	159,060.19	85.97
2/28ARM - 2 Yr IO	5	1,428,483.57	0.29	7.141	620	285,696.71	79.94
20 Yr Fixed 30/20 BALLOON	17	619,746.82	0.12	11.952	655	36,455.70	98.64
5/25ARM	3	518,139.61	0.10	7.951	596	172,713.20	73.38
10 Yr Fixed	7	496,187.57	0.10	7.964	593	70,883.94	59.03
5/25ARM - 5 Yr IO	2	470,749.75	0.09	8.089	661	235,374.88	87.03
1/29ARM	1	425,949.55	0.09	9.250	703	425,949.55	85.00
3/27ARM - 3 Yr IO	1	128,000.00	0.03	6.990	588	128,000.00	80.00
12 Yr Fixed	1	61,022.79	0.01	9.600	528	61,022.79	52.07
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Geographic Distribution of Mortgaged Premises of the Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Alabama	8	$1,002,630.77	0.20%	9.145%	567	$125,328.85	79.98%
Alaska	13	2,826,577.30	0.57	8.469	609	217,429.02	78.88
Arizona	155	28,515,045.92	5.70	8.195	594	183,968.04	78.50
Arkansas	17	1,726,873.62	0.35	8.227	608	101,580.80	82.60
California	266	73,421,964.83	14.69	8.003	603	276,022.42	74.25
Colorado	17	3,132,538.60	0.63	8.262	589	184,266.98	78.23
Connecticut	34	6,458,259.49	1.29	7.932	619	189,948.81	79.07
Delaware	8	1,610,427.18	0.32	8.441	620	201,303.40	78.82
Florida	256	43,636,291.91	8.73	8.298	609	170,454.27	77.63
Georgia	187	29,359,305.41	5.87	8.334	605	157,001.63	82.73
Hawaii	8	1,732,447.49	0.35	7.815	579	216,555.94	73.18
Idaho	2	156,184.93	0.03	9.272	609	78,092.47	74.85
Illinois	61	10,694,306.47	2.14	8.638	610	175,316.50	80.59
Indiana	59	5,998,661.34	1.20	9.054	581	101,672.23	84.28
Iowa	9	932,170.29	0.19	9.147	593	103,574.48	85.46
Kansas	9	999,754.26	0.20	8.924	600	111,083.81	77.97
Kentucky	30	3,218,710.66	0.64	8.512	605	107,290.36	81.02
Louisiana	4	788,523.10	0.16	8.851	568	197,130.78	86.12
Maine	8	1,024,894.83	0.20	8.949	582	128,111.85	75.61
Maryland	284	64,824,399.75	12.97	7.890	597	228,254.93	77.19
Massachusetts	41	10,788,858.53	2.16	7.817	630	263,142.89	77.51
Michigan	117	16,340,743.84	3.27	8.739	603	139,664.48	83.80
Minnesota	28	6,016,426.64	1.20	8.209	606	214,872.38	71.36
Mississippi	6	766,295.48	0.15	9.023	578	127,715.91	83.35
Missouri	50	6,438,645.33	1.29	8.730	617	128,772.91	85.55
Montana	10	956,390.00	0.19	9.043	621	95,639.00	84.80
Nebraska	9	957,091.10	0.19	9.214	605	106,343.46	87.44
Nevada	42	8,314,824.93	1.66	7.991	594	197,972.02	74.84
New Hampshire	4	1,090,455.01	0.22	8.669	570	272,613.75	81.43
New Jersey	21	5,178,765.01	1.04	8.438	589	246,607.86	72.28
New Mexico	15	1,769,206.95	0.35	8.749	611	117,947.13	82.16
New York	128	37,636,030.87	7.53	7.805	624	294,031.49	76.41
North Carolina	51	5,823,519.16	1.16	8.789	595	114,186.65	84.30
North Dakota	1	70,760.03	0.01	9.450	511	70,760.03	80.00
Ohio	91	9,740,787.04	1.95	8.791	596	107,041.62	85.01
Oklahoma	12	1,058,428.74	0.21	8.771	575	88,202.40	81.63
Oregon	49	8,658,961.32	1.73	8.203	602	176,713.50	77.51
Pennsylvania	48	6,265,841.39	1.25	8.356	598	130,538.36	78.48
Rhode Island	7	1,701,886.01	0.34	7.633	660	243,126.57	78.54
South Carolina	50	5,698,118.01	1.14	8.605	583	113,962.36	83.22
South Dakota	1	81,000.00	0.02	8.700	665	81,000.00	90.00
Tennessee	47	5,802,897.57	1.16	8.730	599	123,465.91	83.60
Texas	62	7,018,519.77	1.40	9.263	597	113,201.93	83.87
Utah	19	2,786,716.34	0.56	8.314	608	146,669.28	82.87
Vermont	7	955,902.20	0.19	8.990	571	136,557.46	81.17
Washington	84	15,947,580.02	3.19	8.233	601	189,852.14	80.82
Virginia	143	26,792,507.27	5.36	8.169	595	187,360.19	77.16
West Virginia	13	1,568,220.07	0.31	9.214	592	120,632.31	83.85
Wisconsin	150	19,749,019.15	3.95	8.781	601	131,660.13	83.24
Wyoming	14	1,423,033.55	0.28	9.326	575	101,645.25	80.00
Washington DC	3	515,680.31	0.10	7.627	612	171,893.44	52.16
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Credit Score of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Not Available	9	$840,718.50	0.17%	8.907%	NA	$93,413.17	70.71%
451 - 475	2	454,972.40	0.09	8.794	463	227,486.20	74.75
476 - 500	14	2,839,589.11	0.57	8.932	493	202,827.79	66.85
501 - 525	246	36,399,447.92	7.28	9.115	512	147,965.24	71.52
526 - 550	237	38,258,669.11	7.65	8.936	538	161,428.98	75.26
551 - 575	437	77,926,394.71	15.59	8.385	563	178,321.27	77.72
576 - 600	511	94,876,984.53	18.98	8.293	588	185,669.25	78.56
601 - 625	495	91,522,887.74	18.31	8.010	613	184,894.72	80.35
626 - 650	356	63,513,747.98	12.70	7.975	638	178,409.40	80.87
651 - 675	237	44,839,635.12	8.97	7.952	662	189,196.77	81.79
676 - 700	124	27,070,458.15	5.41	7.718	687	218,310.15	80.26
701 - 725	49	12,236,665.94	2.45	7.825	710	249,727.88	78.12
726 - 750	24	4,872,948.30	0.97	7.831	736	203,039.51	76.55
751 - 775	15	3,959,390.70	0.79	7.436	761	263,959.38	78.37
776 - 800	1	337,537.73	0.07	6.800	781	337,537.73	72.12
801 - 825	1	23,031.85	0.00	10.500	806	23,031.85	100.00
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Credit Grade of the Mortgage Loans

Credit Grade	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
A+	1,720	$316,171,101.92	63.24%	8.082%	619	$183,820.41	80.02%
A	345	63,623,834.74	12.73	8.443	583	184,416.91	78.71
A-	310	57,097,428.17	11.42	8.437	579	184,185.25	75.97
B+	74	11,859,416.68	2.37	8.906	565	160,262.39	76.22
B	154	25,090,566.48	5.02	8.692	561	162,925.76	74.77
C	121	19,346,385.86	3.87	8.862	556	159,887.49	67.33
Score Direct	34	6,784,345.94	1.36	7.715	605	199,539.59	80.16
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Amortization Type of the Mortgage Loans

Amortization Type	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Balloon	457	$99,510,726.06	19.90%	8.262%	601	$217,747.76	78.80%
Interest Only	491	112,481,208.42	22.50	7.922	618	229,085.96	80.29
Fully Amortization	1,810	287,981,145.31	57.60	8.364	598	159,105.61	77.78
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Prepayment Penalty Type of the Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
No Prepayment Penalty	1,038	$188,229,870.07	37.65%	8.319%	602	$181,338.99	79.47%
6	1	236,000.00	0.05	9.033	660	236,000.00	80.00
12	81	25,200,268.12	5.04	7.781	637	311,114.42	75.02
18	2	562,168.35	0.11	8.160	506	281,084.18	64.30
24	749	142,015,475.47	28.40	8.255	598	189,606.78	77.92
30	1	175,277.31	0.04	7.050	628	175,277.31	80.00
36	857	139,332,639.73	27.87	8.222	605	162,581.84	78.64
60	29	4,221,380.74	0.84	8.029	571	145,564.85	78.70
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Current	2,706	$491,166,459.19	98.24%	8.234%	604	$181,510.15	78.55%
30 Days Delinquent	52	8,806,620.60	1.76	8.817	568	169,358.09	78.77
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Delinquency Status as of April 17, 2006

XIII.

XIV.

Group I Loans Collateral Summary

Group I Mortgage Loans
As of the Cut-off Date

Total Outstanding Balance	$249,982,909.15
Number of Loans	1,443

	Average	Minimum	Maximum
Original Loan Amount	173,534.68	50,000.00	522,500.00
Outstanding Principal Balance	173,238.33	49,289.87	521,533.83

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.203%	5.990%	11.950%
Gross Margin	6.253%	3.450%	9.450%
Initial Periodic Rate Cap	2.870%	1.000%	6.000%
Periodic Rate Cap	1.042%	1.000%	3.000%
Life Floor	6.721%	4.250%	11.350%
Life Cap	14.298%	11.990%	17.517%
Months to Roll	26	17	58
Combined Original LTV	78.42%	10.46%	100.00%
Original LTV	78.42%	10.46%	100.00%
Credit Score	602	482	773
Original Term	357	180	360
Remaining Term	353	175	358
Seasoning	3	2	8

Top Property State Concentrations	MD (13.61%), CA (11.65%), FL (7.94%)
Maximum Zip Code Concentration	21133 (0.65%), 20743 (0.56%), 20744 (0.52%)

		Earliest	Latest
First Payment Date		September 1. 2005	March 1, 2006
Maturity Date		November 1, 2020	February 1, 2036
First Lien	100.00%
Second Lien	0.00%

*All weighted average credit scores are non-zero weighted averages

*Combined Original LTV is the loan-to-value ratio for the 1st liens and the combined loan-to-value ratio for the 2nd liens

*Original LTV is the is the loan-to-value ratio for the 1st liens and the loan-to-value ratio for the 2nd liens

*The Weighted Average Combined Original LTV in the last column of each of the following tables is based on the loan-to-value ratio  for 1st liens and combined loan-to-value ratio for 2nd liens

Current Scheduled Principal Balance of the Group I Mortgage Loans

Remaining Scheduled Principal Balances of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
$0.01 to $50,000.00	11	$547,657.96	0.22%	9.220%	585	$49,787.09	51.76%
$50,000.01 to $100,000.00	302	23,924,361.52	9.57	8.707	598	79,219.74	76.59
$100,000.01 to $150,000.00	378	47,047,000.22	18.82	8.414	598	124,462.96	78.81
$150,000.01 to $200,000.00	291	50,408,366.22	20.16	8.165	598	173,224.63	78.22
$200,000.01 to $250,000.00	212	47,824,442.81	19.13	8.110	597	225,586.99	77.47
$250,000.01 to $300,000.00	111	30,298,919.47	12.12	7.873	609	272,963.24	79.01
$300,000.01 to $350,000.00	66	21,324,548.45	8.53	8.275	609	323,099.22	81.52
$350,000.01 to $400,000.00	44	16,414,059.57	6.57	8.002	616	373,046.81	79.49
$400,000.01 to $450,000.00	20	8,364,134.37	3.35	7.857	609	418,206.72	78.67
$450,000.01 to $500,000.00	7	3,307,884.73	1.32	7.699	633	472,554.96	73.55
$500,000.01 to $550,000.00	1	521,533.83	0.21	8.450	660	521,533.83	95.00
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Original Scheduled Principal Balance of the Group I Mortgage Loans

Original Scheduled Principal Balances of the Group I Loans	Number of Group I Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Less than $50,000.00	10	$500,000.00	0.20%	9.172%	591	$49,776.53	48.73%
$50,000.01 to $100,000.00	303	24,033,866.00	9.6	8.709	598	79,122.95	76.60
$100,000.01 to $150,000.00	376	46,849,068.00	18.71	8.418	598	124,355.64	78.88
$150,000.01 to $200,000.00	293	50,789,461.60	20.28	8.163	598	173,029.51	78.16
$200,000.01 to $250,000.00	210	47,387,834.00	18.92	8.114	596	225,357.26	77.50
$250,000.01 to $300,000.00	113	30,839,011.00	12.32	7.871	610	272,551.66	78.93
$300,000.01 to $350,000.00	66	21,350,619.00	8.53	8.275	609	323,099.22	81.52
$350,000.01 to $400,000.00	44	16,443,760.00	6.57	8.002	616	373,046.81	79.49
$400,000.01 to $450,000.00	20	8,379,871.00	3.35	7.857	609	418,206.72	78.67
$450,000.01 to $500,000.00	7	3,314,550.00	1.32	7.699	633	472,554.96	73.55
$500,000.01 to $550,000.00	1	522,500.00	0.21	8.450	660	521,533.83	95.00
Total:	1,443	$250,410,540.60	100.00%	8.203%	602	$173,238.33	78.42%

Seasoning of the Group I Mortgage Loans

Seasoning of the Group I Loans (in months)	Number of Group I Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2	450	$77,919,964.03	31.17%	8.383%	602	$173,155.48	77.22%
3	568	94,659,313.76	37.87	8.328	603	166,653.72	78.47
4	196	33,057,489.13	13.22	7.958	611	168,660.66	80.78
5	197	38,421,278.29	15.37	7.758	601	195,031.87	78.76
6	24	4,598,557.25	1.84	8.240	555	191,606.55	77.63
7	7	993,790.57	0.40	7.502	597	141,970.08	79.77
Greater than 8	1	332,516.12	0.13	7.875	569	332,516.12	80.00
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Original Term of the Group I Mortgage Loans

Original Term	Number of Group I Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
169 to 180	28	$2,606,748.55	1.04%	8.394%	603	$93,098.16	64.91%
229 to 240	23	2,469,323.06	0.99	8.318	599	107,361.87	75.52
289 to 300	9	1,609,993.00	0.64	7.296	644	178,888.11	60.67
349 to 360	1,383	243,296,844.54	97.33	8.206	602	175,919.63	78.71
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Current Mortgage Interest Rates of the Group I Mortgage Loans

Current Mortgage Rates of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
5.001% to 6.000%	2	$496,911.98	0.20%	5.990%	605	$248,455.99	70.30%
6.001% to 7.000%	115	24,421,375.04	9.77	6.748	634	212,359.78	71.04
7.001% to 8.000%	501	94,252,241.03	37.70	7.608	614	188,128.23	76.61
8.001% to 9.000%	523	88,851,199.35	35.54	8.551	594	169,887.57	80.57
9.001% to 10.000%	237	33,939,083.97	13.58	9.475	580	143,202.89	82.55
10.001% to 11.000%	54	6,733,004.72	2.69	10.394	563	124,685.27	80.17
11.001% to 12.000%	11	1,289,093.06	0.52	11.218	554	117,190.28	88.02
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Original Combined Loan-to-Value Ratio of the Group I Mortgage Loans

Original Combined Loan-to-Value Ratio	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
10.01% to 15.00%	2	$394,344.40	0.16%	6.952%	686	$197,172.20	11.75%
15.01% to 20.00%	2	199,391.69	0.08	7.293	640	99,695.85	17.18
20.01% to 25.00%	4	425,511.54	0.17	7.524	601	106,377.89	23.24
25.01% to 30.00%	8	589,003.41	0.24	8.700	609	73,625.43	27.66
30.01% to 35.00%	5	966,990.38	0.39	7.762	627	193,398.08	34.26
35.01% to 40.00%	16	2,447,909.69	0.98	7.728	584	152,994.36	38.49
40.01% to 45.00%	11	1,420,520.69	0.57	8.591	585	129,138.24	42.80
45.01% to 50.00%	25	3,524,144.90	1.41	8.096	585	140,965.80	47.99
50.01% to 55.00%	19	3,084,937.41	1.23	7.332	614	162,365.13	53.06
55.01% to 60.00%	59	10,298,055.19	4.12	8.116	586	174,543.31	58.00
60.01% to 65.00%	76	13,930,921.39	5.57	8.077	576	183,301.60	63.19
65.01% to 70.00%	107	20,084,677.43	8.03	7.958	583	187,707.27	68.78
70.01% to 75.00%	136	25,349,218.41	10.14	8.174	590	186,391.31	73.85
75.01% to 80.00%	396	64,926,024.31	25.97	8.001	608	163,954.61	79.48
80.01% to 85.00%	206	36,125,693.66	14.45	8.138	597	175,367.44	84.35
85.01% to 90.00%	223	40,612,715.27	16.25	8.445	614	182,119.80	89.65
90.01% to 95.00%	87	16,378,033.59	6.55	8.649	618	188,253.26	94.58
95.01% to 100.00%	61	9,224,815.79	3.69	9.437	639	151,226.49	99.80
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Remaining Scheduled Terms to Maturity of the Group I Mortgage Loans

Remaining Months to Maturity of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
169 to 180	28	$2,606,748.55	1.04%	8.394%	603	$93,098.16	64.91%
229 to 240	23	2,469,323.06	0.99	8.318	599	107,361.87	75.52
289 to 300	9	1,609,993.00	0.64	7.296	644	178,888.11	60.67
349 to 360	1,383	243,296,844.54	97.33	8.206	602	175,919.63	78.71
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Gross Margin of the Group I Mortgage Loans

Gross Margins (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
3.001% to 3.500%	1	$201,270.29	0.10%	7.590%	632	$201,270.29	70.00%
3.501% to 4.000%	1	383,359.48	0.20	7.800	611	383,359.48	87.50
4.001% to 4.500%	11	1,937,009.63	1.01	6.898	632	176,091.78	69.37
4.501% to 5.000%	65	11,134,130.91	5.81	7.396	636	171,294.32	71.82
5.001% to 5.500%	149	28,862,557.95	15.05	7.528	627	193,708.44	76.21
5.501% to 6.000%	208	41,240,089.15	21.51	7.758	612	198,269.66	78.98
6.001% to 6.500%	188	36,212,902.86	18.89	8.250	601	192,621.82	80.23
6.501% to 7.000%	190	36,417,326.24	18.99	8.614	583	191,670.14	80.21
7.001% to 7.500%	111	18,255,881.08	9.52	8.917	572	164,467.40	80.95
7.501% to 8.000%	57	9,427,055.55	4.92	9.312	562	165,386.94	80.57
8.001% to 8.500%	40	6,145,983.18	3.21	9.573	561	153,649.58	78.32
8.501% to 9.000%	7	1,412,621.49	0.74	9.684	601	201,803.07	92.38
9.001% to 9.500%	1	117,662.79	0.06	9.450	556	117,662.79	90.00
Total:	1,029	$191,747,850.60	100.00%	8.209%	600	$186,343.88	78.88%

Maximum Lifetime Mortgage Interest Rates of the Group I Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
11.501% - 12.000%	2	$496,911.98	0.26%	5.990%	605	$248,455.99	70.30%
12.001% - 12.500%	18	3,525,893.19	1.84	6.368	630	195,882.96	71.10
12.501% - 13.000%	60	12,758,868.48	6.65	6.863	621	212,647.81	72.64
13.001% - 13.500%	121	24,105,248.61	12.57	7.265	624	199,216.93	75.95
13.501% - 14.000%	213	40,590,233.83	21.17	7.735	612	190,564.48	78.02
14.001% - 14.500%	182	35,382,686.34	18.45	8.224	602	194,410.36	79.18
14.501% - 15.000%	193	37,018,325.05	19.31	8.656	593	191,804.79	82.00
15.001% - 15.500%	105	17,137,777.50	8.94	9.173	582	163,216.93	80.82
15.501% - 16.000%	86	13,711,769.50	7.15	9.558	560	159,439.18	82.26
16.001% - 16.500%	31	4,562,164.30	2.38	10.018	556	147,166.59	81.78
16.501% - 17.000%	11	1,423,361.83	0.74	10.605	543	129,396.53	69.45
17.001% - 17.500%	6	932,208.85	0.49	11.099	555	155,368.14	88.75
17.501% - 18.000%	1	102,401.14	0.05	11.517	596	102,401.14	100.00
Total:	1,029	$191,747,850.60	100.00%	8.209%	600	$186,343.88	78.88%

Minimum Lifetime Mortgage Interest Rates of the Group I Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
4.001% to 4.500%	8	$1,478,599.66	0.77%	6.736%	643	$184,824.96	66.82%
4.501% to 5.000%	30	5,547,931.29	2.89	7.277	640	184,931.04	71.62
5.001% to 5.500%	99	19,495,921.48	10.17	7.470	623	196,928.50	75.86
5.501% to 6.000%	158	32,308,986.74	16.85	7.695	610	204,487.26	78.66
6.001% to 6.500%	157	30,746,568.52	16.03	8.073	610	195,838.02	80.56
6.501% to 7.000%	179	34,464,449.31	17.97	8.285	599	192,538.82	79.50
7.001% to 7.500%	129	22,189,755.45	11.57	8.502	595	172,013.61	78.82
7.501% to 8.000%	106	19,795,307.85	10.32	8.538	587	186,748.19	79.78
8.001% to 8.500%	65	10,672,876.38	5.57	9.167	570	164,198.10	78.17
8.501% to 9.000%	61	10,428,005.47	5.44	9.116	563	170,950.91	82.73
9.001% to 9.500%	18	2,414,423.48	1.26	9.408	558	134,134.64	81.88
9.501% to 10.000%	11	1,326,605.79	0.69	9.921	542	120,600.53	76.17
10.001% to 10.500%	4	494,769.76	0.26	10.270	572	123,692.44	80.78
10.501% to 11.000%	3	322,211.95	0.17	10.968	552	107,403.98	70.90
11.001% to 11.500%	1	61,437.47	0.03	11.350	541	61,437.47	72.35
Total:	1,029	$191,747,850.60	100.00%	8.209%	600	$186,343.88	78.88%

Next Interest Rate Adjustment Date of the Group I Mortgage Loans

Next Interest Rate Adjustment Date of the Group I Mortgage Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
September 2007	5	$771,252.01	0.40%	7.263%	611	$154,250.40	78.08%
October 2007	16	3,485,774.61	1.82	8.115	564	217,860.91	78.69
November 2007	79	17,740,475.27	9.25	7.906	597	224,562.98	77.41
December 2007	69	11,996,189.91	6.26	8.110	600	173,857.82	80.59
January 2008	247	42,843,336.44	22.34	8.296	596	173,454.80	77.19
February 2008	195	37,886,308.59	19.76	8.461	599	194,288.76	78.20
September 2008	1	133,623.50	0.07	7.750	562	133,623.50	86.09
October 2008	3	523,369.72	0.27	8.586	522	174,456.57	69.84
November 2008	58	11,398,943.51	5.94	7.679	600	196,533.51	81.11
December 2008	57	10,583,525.44	5.52	7.690	612	185,675.88	80.16
January 2009	173	32,583,868.63	16.99	8.370	609	188,346.06	81.29
February 2009	121	20,812,293.61	10.85	8.243	604	172,002.43	78.41
December 2010	2	557,617.32	0.29	7.949	624	278,808.66	81.86
January 2011	2	291,272.04	0.15	8.011	598	145,636.02	76.02
February 2011	1	140,000.00	0.07	8.300	696	140,000.00	80.00
Total:	1,029	$191,747,850.60	100.00%	8.209%	600	$186,343.88	78.88%

Occupancy Type of the Mortgaged Premises of the Group I Mortgage Loans

Occupancy Status of the Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Primary Home	1,364	$237,696,419.89	95.09%	8.175%	600	$174,264.24	78.32%
Investment	62	9,039,000.65	3.62	8.610	650	145,790.33	78.25
Second Home	17	3,247,488.61	1.30	9.104	662	191,028.74	86.14
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Origination Program of the Group I Mortgage Loans

Origination Program	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Full Documentation	1,049	$167,549,197.73	67.02%	8.146%	596	$159,722.78	79.49%
Stated Documentation	314	66,744,430.04	26.70	8.316	618	212,561.88	75.52
12 Months Bank Statements	48	9,570,928.66	3.83	8.398	603	199,394.35	82.51
Limited Documentation	32	6,118,352.72	2.45	8.238	600	191,198.52	74.44
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Mortgage Loan Purpose of the Group I Mortgage Loans

Loan Purpose	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Refinance - Cash Out	1,226	$218,941,591.67	87.58%	8.167%	599	$178,582.05	77.78%
Purchase	119	17,182,180.20	6.87	8.621	636	144,388.07	85.27
Refinance - Rate/Term	98	13,859,137.28	5.54	8.253	609	141,419.77	80.13
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Index Type of the Group I Mortgage Loans

INDEX TYPE	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
6 Month LIBOR	1,029	$191,747,850.60	76.70%	8.209%	600	$186,343.88	78.88%
Fixed Rate	414	58,235,058.55	23.30	8.183	608	140,664.39	76.92
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Property Type of the Group I Mortgage Loans

Property Types of the Loans	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Single Family Detached	1,106	$178,462,946.35	71.39%	8.276%	598	$161,358.90	78.12%
Planned Unit Development	156	34,857,930.06	13.94	8.014	602	223,448.27	80.39
Two to Four Family	68	17,900,403.21	7.16	7.883	635	263,241.22	76.16
Condominium Low-Rise	70	11,709,975.43	4.68	8.181	622	167,285.36	81.22
Single Family Attached	24	4,072,944.46	1.63	8.050	586	169,706.02	76.68
Townhouse	11	1,555,432.26	0.62	8.023	596	141,402.93	76.28
Condominium High-Rise	6	1,248,610.70	0.50	8.534	613	208,101.78	82.38
Manufactured Housing	2	174,666.68	0.07	8.832	599	87,333.34	64.35
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Loan Types of the Group I Mortgage Loans

Mortgage Loan Types	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2/28ARM	344	$57,707,827.28	23.08%	8.437%	590	$167,755.31	78.35%
30 Yr Fixed	313	44,771,603.47	17.91	8.178	607	143,040.27	77.82
3/27ARM	232	38,624,406.08	15.45	8.315	595	166,484.51	80.64
2/28ARM - 5 Yr IO	137	29,146,925.06	11.66	7.964	611	212,751.28	78.39
2/28ARM 40/30 BALLOON	127	27,204,584.49	10.88	8.194	596	214,209.33	76.83
3/27ARM - 5 Yr IO	119	25,089,367.13	10.04	7.786	628	210,835.02	80.13
3/27ARM 40/30 BALLOON	62	12,321,851.20	4.93	8.295	593	198,739.54	79.25
30 Yr Fixed 40/30 BALLOON	35	6,009,871.05	2.40	8.269	607	171,710.60	79.34
15 Yr Fixed	28	2,606,748.55	1.04	8.394	603	93,098.16	64.91
20 Yr Fixed	23	2,469,323.06	0.99	8.318	599	107,361.87	75.52
25 Yr Fixed	9	1,609,993.00	0.64	7.296	644	178,888.11	60.67
30 Yr Fixed - 5 Yr IO	6	767,519.42	0.31	8.536	650	127,919.90	84.71
2/28ARM - 2 Yr IO	3	664,000.00	0.27	8.250	579	221,333.33	71.91
5/25ARM	3	518,139.61	0.21	7.951	596	172,713.20	73.38
5/25ARM - 5 Yr IO	2	470,749.75	0.19	8.089	661	235,374.88	87.03
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Geographic Distribution of Mortgaged Premises of the Group I Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Alabama	3	$439,339.44	0.18%	8.548%	573	$146,446.48	79.92%
Alaska	8	2,109,349.48	0.84	8.555	609	263,668.69	80.12
Arizona	94	16,534,374.65	6.61	8.015	593	175,897.60	77.97
Arkansas	10	954,495.73	0.38	8.253	601	95,449.57	78.99
California	122	29,127,240.04	11.65	7.894	605	238,747.87	70.08
Colorado	11	1,959,089.55	0.78	8.202	618	178,099.05	78.85
Connecticut	18	3,313,561.30	1.33	8.022	615	184,086.74	80.15
Delaware	3	504,830.41	0.20	8.785	601	168,276.80	81.42
Florida	115	19,851,228.81	7.94	8.271	601	172,619.38	77.74
Georgia	116	18,470,663.16	7.39	8.348	604	159,229.85	83.45
Hawaii	4	847,012.58	0.34	8.126	583	211,753.15	72.85
Illinois	30	4,944,816.33	1.98	8.761	593	164,827.21	80.98
Indiana	27	2,637,673.70	1.06	9.121	591	97,691.62	85.63
Iowa	8	826,037.05	0.33	9.167	601	103,254.63	85.52
Kansas	5	416,146.05	0.17	8.624	630	83,229.21	78.14
Kentucky	16	1,859,084.64	0.74	8.402	597	116,192.79	79.52
Louisiana	2	238,344.52	0.10	7.904	562	119,172.26	82.95
Maine	5	723,592.37	0.29	8.606	591	144,718.47	78.96
Maryland	152	34,024,580.55	13.61	7.820	602	223,845.92	77.94
Massachusetts	19	4,164,036.98	1.67	8.039	621	219,159.84	76.89
Michigan	57	7,643,165.17	3.06	8.476	596	134,090.62	84.11
Minnesota	19	3,137,588.76	1.26	8.059	604	165,136.25	79.52
Mississippi	1	69,760.41	0.03	7.350	630	69,760.41	55.56
Missouri	30	3,523,078.90	1.41	8.800	615	117,435.96	86.97
Montana	9	776,769.77	0.31	9.331	614	86,307.75	85.91
Nebraska	7	808,873.09	0.32	9.240	605	115,553.30	87.45
Nevada	19	3,981,261.17	1.59	8.093	591	209,540.06	73.76
New Hampshire	2	237,337.54	0.09	8.004	549	118,668.77	71.79
New Jersey	13	3,083,288.94	1.23	8.513	584	237,176.07	73.87
New Mexico	11	1,185,708.84	0.47	8.512	626	107,791.71	78.70
New York	63	17,412,190.40	6.97	7.865	614	276,383.97	75.24
North Carolina	26	3,111,824.45	1.24	8.836	609	119,685.56	84.90
North Dakota	1	70,760.03	0.03	9.450	511	70,760.03	80.00
Ohio	31	3,584,019.23	1.43	8.549	604	115,613.52	83.84
Oklahoma	7	605,761.05	0.24	8.864	579	86,537.29	78.39
Oregon	34	5,356,992.14	2.14	8.157	594	157,558.59	79.15
Pennsylvania	27	3,934,105.35	1.57	8.184	603	145,707.61	77.85
Rhode Island	2	419,359.72	0.17	7.267	678	209,679.86	67.30
South Carolina	34	4,084,449.71	1.63	8.490	581	120,130.87	82.54
Tennessee	24	3,158,189.47	1.26	8.365	618	131,591.23	83.62
Texas	30	3,152,955.88	1.26	9.299	596	105,098.53	82.80
Utah	10	1,500,478.95	0.60	8.474	606	150,047.90	88.01
Vermont	4	620,571.59	0.25	9.309	560	155,142.90	82.61
Washington	41	7,648,492.92	3.06	8.048	595	186,548.61	79.46
Virginia	70	13,433,963.03	5.37	8.152	600	191,913.76	77.74
West Virginia	8	647,080.02	0.26	8.786	586	80,885.00	77.32
Wisconsin	86	11,761,987.29	4.71	8.725	611	136,767.29	83.72
Wyoming	6	571,717.68	0.23	9.239	571	95,286.28	74.96
Washington DC	3	515,680.31	0.21	7.627	612	171,893.44	52.16
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Credit Score of the Group I Mortgage Loans

Credit Score	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Not Available	1	$95,705.61	0.04%	8.509%	N/A	$95,705.61	80.00%
476 - 500	8	1,972,402.19	0.79	8.929	493	246,550.27	69.01
501 - 525	110	16,655,679.69	6.66	9.069	513	151,415.27	71.68
526 - 550	120	19,155,105.87	7.66	8.943	538	159,625.88	74.72
551 - 575	219	37,627,144.25	15.05	8.350	563	171,813.44	77.11
576 - 600	278	47,000,957.26	18.80	8.249	588	169,068.19	78.05
601 - 625	284	50,569,983.04	20.23	7.924	613	178,063.32	79.61
626 - 650	200	35,053,162.49	14.02	7.938	638	175,265.81	81.85
651 - 675	122	22,251,630.06	8.90	7.906	662	182,390.41	81.99
676 - 700	65	11,398,083.50	4.56	7.873	687	175,355.13	80.45
701 - 725	21	4,854,561.73	1.94	7.670	712	231,169.61	75.73
726 - 750	8	2,074,419.91	0.83	7.501	737	259,302.49	77.45
751 - 775	7	1,274,073.55	0.51	8.285	762	182,010.51	78.82
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
A+	890	$154,800,678.83	61.92%	8.027%	617	$173,933.35	79.99%
A	183	30,900,864.04	12.36	8.400	584	168,857.18	77.95
A-	165	29,777,311.48	11.91	8.349	583	180,468.55	76.42
B+	41	7,031,423.33	2.81	8.802	569	171,498.13	77.72
B	83	12,959,967.01	5.18	8.705	561	156,144.18	74.28
C	63	11,139,674.91	4.46	8.797	562	176,820.24	67.27
Score Direct	18	3,372,989.55	1.35	8.067	598	187,388.31	82.78
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Amortization Type of the Group I Mortgage Loans

Amortization Type	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Balloon	224	$45,536,306.74	18.22%	8.231%	597	$203,287.08	77.82%
Interest Only	267	56,138,561.36	22.46	7.897	619	210,256.78	79.25
Fully Amortization	952	148,308,041.05	59.33	8.310	597	155,785.76	78.29
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Prepayment Penalty Type of the Group I Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
No Prepayment Penalty	579	$101,150,753.08	40.46%	8.301%	602	$174,699.06	80.02%
6	1	236,000.00	0.09	9.033	660	236,000.00	80.00
12	39	11,002,619.62	4.40	7.769	630	282,118.45	71.35
18	1	372,685.16	0.15	8.750	508	372,685.16	59.84
24	344	64,569,945.78	25.83	8.200	594	187,703.33	77.00
36	479	72,650,905.51	29.06	8.130	605	151,672.04	78.62
Total:	1,443	$249,982,909.15	100.00%	8.203%	602	$173,238.33	78.42%

Delinquency Status of the Group I Mortgage Loans

Delinquency Status	Number of Group I Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Current	2,706	$491,166,459.19	98.24%	8.234%	604	$181,510.15	78.55%
30 Days Delinquent	52	8,806,620.60	1.76	8.817	568	169,358.09	78.77
Total:	2,758	$499,973,079.79	100.00%	8.244%	603	$181,281.03	78.55%

Delinquency Status as of April 17, 2006

XV.

XVI.

Group II Loans Collateral Summary

Group II Mortgage Loans
As of the Cut-off Date

Total Outstanding Balance	$249,990,170.64
Number of Loans	1,315

	Average	Minimum	Maximum
Original Loan Amount	$190,484.14	$15,000.00	$250,000.00
Outstanding Principal Balance	$190,106.59	$8,691.76	$1,247,542.84

	Weighted Average	Minimum	Maximum
Mortgage Rate	8.285%	5.850%	13.800%
Gross Margin	6.192%	3.250%	9.250%
Initial Periodic Rate Cap	2.809%	1.000%	3.000%
Periodic Rate Cap	1.063%	1.000%	2.000%
Life Floor	6.677%	3.250%	12.490%
Life Cap	14.408%	11.850%	19.490%
Months to Roll	25	4	35
Combined Original LTV	78.68%	21.46%	100.00%
Original LTV	78.35%	9.09%	100.00%
Credit Score	604	461	806
Original Term	357	120	360
Remaining Term	354	29	358
Seasoning	3	2	91

Top Property State Concentrations	CA (17.72%), MD (12.32%), FL (9.51%)
Maximum Zip Code Concentration	20744 (0.98%) ,93619 (0.60%), 10466 (0.57%)

		Earliest	Latest
First Payment Date		January 1, 1998	February 1, 2006
Maturity Date		September 1, 2008	February 1, 2036
First Lien	99.58%
Second Lien	0.42%

*All weighted average credit scores are non-zero weighted averages

*Combined Original LTV is the loan-to-value ratio for the 1st liens and the combined loan-to-value ratio for the 2nd liens

*Original LTV is the is the loan-to-value ratio for the 1st liens and the loan-to-value ratio for the 2nd liens

*The Weighted Average Combined Original LTV in the last column of each of the following tables is based on the loan-to-value ratio  for 1st liens and combined loan-to-value ratio for 2nd liens

Current Scheduled Principal Balance of the Group II Mortgage Loans

Remaining Scheduled Principal Balances of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
$0.01 to $50,000.00	43	$1,459,875.48	0.58%	10.393%	610	$33,950.59	72.74%
$50,000.01 to $100,000.00	289	22,582,667.17	9.03	8.907	588	78,140.72	75.92
$100,000.01 to $150,000.00	318	39,540,417.24	15.82	8.460	587	124,340.93	77.12
$150,000.01 to $200,000.00	218	38,091,357.72	15.24	8.155	597	174,731.00	77.02
$200,000.01 to $250,000.00	154	34,427,105.24	13.77	8.272	600	223,552.63	79.89
$250,000.01 to $300,000.00	85	23,148,993.18	9.26	8.093	614	272,341.10	82.72
$300,000.01 to $350,000.00	49	15,807,531.12	6.32	8.107	608	322,602.68	79.22
$350,000.01 to $400,000.00	47	17,868,055.05	7.15	8.028	623	380,171.38	79.95
$400,000.01 to $450,000.00	35	15,016,929.75	6.01	8.177	609	429,055.14	80.96
$450,000.01 to $500,000.00	41	19,603,800.80	7.84	8.089	621	478,141.48	80.34
$500,000.01 to $550,000.00	12	6,305,586.93	2.52	7.858	637	525,465.58	82.92
$550,000.01 to $600,000.00	14	8,073,971.98	3.23	8.441	625	576,712.28	79.73
$600,000.01 to $650,000.00	1	624,000.00	0.25	8.000	641	624,000.00	80.00
$650,000.01 to $700,000.00	2	1,359,384.51	0.54	8.825	577	679,692.26	82.50
$700,000.01 to $750,000.00	4	2,941,918.24	1.18	7.975	591	735,479.56	72.14
$800,000.01 to $850,000.00	1	847,831.63	0.34	8.300	649	847,831.63	50.00
$1,000,000.01 to $1,050,000.00	1	1,043,201.76	0.42	8.800	579	1,043,201.76	58.06
$1,200,000.01 to $1,250,000.00	1	1,247,542.84	0.50	8.150	590	1,247,542.84	67.57
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Original Scheduled Principal Balance of the Group II Mortgage Loans

Original Scheduled Principal Balances of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Original Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Less than $50,000.00	42	$1,487,785.00	0.59%	10.460%	613	$33,572.84	72.55%
$50,000.01 to $100,000.00	289	22,588,676.75	9.02	8.906	588	77,967.31	75.95
$100,000.01 to $150,000.00	319	39,735,810.00	15.86	8.461	587	124,264.41	77.10
$150,000.01 to $200,000.00	218	38,161,099.00	15.23	8.155	597	174,731.00	77.02
$200,000.01 to $250,000.00	154	34,483,695.00	13.77	8.272	600	223,552.63	79.89
$250,000.01 to $300,000.00	85	23,177,315.00	9.25	8.093	614	272,341.10	82.72
$300,000.01 to $350,000.00	49	15,831,466.00	6.32	8.107	608	322,602.68	79.22
$350,000.01 to $400,000.00	47	17,890,152.00	7.14	8.028	623	380,171.38	79.95
$400,000.01 to $450,000.00	35	15,031,926.00	6.00	8.177	609	429,055.14	80.96
$450,000.01 to $500,000.00	41	19,622,099.00	7.83	8.089	621	478,141.48	80.34
$500,000.01 to $550,000.00	12	6,316,850.00	2.52	7.858	637	525,465.58	82.92
$550,000.01 to $600,000.00	14	8,084,775.00	3.23	8.441	625	576,712.28	79.73
$600,000.01 to $650,000.00	1	624,000.00	0.25	8.000	641	624,000.00	80.00
$650,000.01 to $700,000.00	2	1,360,000.00	0.54	8.825	577	679,692.26	82.50
$700,000.01 to $750,000.00	4	2,946,000.00	1.18	7.975	591	735,479.56	72.14
$800,000.01 to $850,000.00	1	850,000.00	0.34	8.300	649	847,831.63	50.00
Greater than $100,0000.01	2	2,295,000.00	0.92	8.446	585	1,145,372.30	63.24
Total:	1,315	$250,486,648.75	100.00%	8.285%	604	$190,106.59	78.68%

Seasoning of the Group II Mortgage Loans

Seasoning of the Group II Mortgage Loans (in months)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2	395	$78,848,414.92	31.54%	8.536%	607	$199,616.24	79.67%
3	515	98,139,959.05	39.26	8.402	599	190,563.03	78.80
4	143	24,220,843.21	9.69	7.983	606	169,376.53	76.97
5	176	35,921,949.80	14.37	7.722	614	204,101.99	76.62
6	55	9,391,031.80	3.76	8.028	590	170,746.03	79.81
7	12	1,635,847.70	0.65	7.933	558	136,320.64	77.74
Greater than 8	19	1,832,124.16	0.73	7.820	638	96,427.59	87.10
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Original Term of the Group II Mortgage Loans

Original Term	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
109 to 120	7	$496,187.57	0.20%	7.964%	593	$70,883.94	59.03%
133 to 144	1	61,022.79	0.02	9.600	528	61,022.79	52.07
169 to 180	12	955,594.18	0.38	8.687	591	79,632.85	61.64
229 to 240	37	2,992,578.82	1.20	9.405	638	80,880.51	80.81
289 to 300	7	1,100,553.94	0.44	7.956	608	157,221.99	78.42
349 to 360	1,251	244,384,233.34	97.76	8.271	603	195,351.11	78.77
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Current Mortgage Interest Rates of the Group II Mortgage Loans

Current Mortgage Rates of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
5.001% to 6.000%	4	$736,503.16	0.29%	5.971%	633	$184,125.79	74.62%
6.001% to 7.000%	120	28,409,816.15	11.36	6.757	649	236,748.47	74.53
7.001% to 8.000%	396	84,621,650.75	33.85	7.632	614	213,691.04	77.25
8.001% to 9.000%	440	83,612,599.65	33.45	8.543	593	190,028.64	78.43
9.001% to 10.000%	240	40,553,862.00	16.22	9.486	583	168,974.43	83.15
10.001% to 11.000%	78	8,816,052.28	3.53	10.418	563	113,026.31	84.03
11.001% to 12.000%	23	2,722,050.30	1.09	11.511	576	118,350.01	87.72
12.001% to 13.000%	11	404,142.41	0.16	12.677	611	36,740.22	97.46
13.001% to 14.000%	3	113,493.94	0.05	13.701	652	37,831.31	97.76
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Original Combined Loan-to-Value Ratio of the Group II Mortgage Loans

Original Combined Loan-to-Value Ratio	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
20.01% to 25.00%	4	$289,152.07	0.12%	8.374%	615	$72,288.02	23.43%
25.01% to 30.00%	8	1,037,410.89	0.41	8.509	574	129,676.36	28.86
30.01% to 35.00%	14	1,391,859.47	0.56	8.047	579	99,418.53	32.93
35.01% to 40.00%	13	1,231,179.77	0.49	8.723	576	94,706.14	37.34
40.01% to 45.00%	9	1,113,224.42	0.45	8.293	582	123,691.60	42.52
45.01% to 50.00%	19	3,221,779.31	1.29	8.225	600	169,567.33	48.39
50.01% to 55.00%	26	3,906,893.74	1.56	7.714	615	150,265.14	52.46
55.01% to 60.00%	51	9,457,704.72	3.78	8.117	578	185,445.19	58.24
60.01% to 65.00%	67	10,883,080.90	4.35	7.915	582	162,434.04	63.16
65.01% to 70.00%	79	15,045,665.05	6.02	8.377	580	190,451.46	68.45
70.01% to 75.00%	121	25,290,830.63	10.12	8.279	578	209,015.13	73.86
75.01% to 80.00%	420	85,560,406.17	34.23	7.964	620	203,715.25	79.76
80.01% to 85.00%	175	35,375,330.74	14.15	8.321	598	202,144.75	84.17
85.01% to 90.00%	169	33,887,661.71	13.56	8.456	605	200,518.71	89.57
90.01% to 95.00%	71	12,781,778.36	5.11	8.997	610	180,025.05	94.52
95.01% to 100.00%	69	9,516,212.69	3.81	10.130	630	137,916.13	99.90
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Remaining Scheduled Terms to Maturity of the Group II Mortgage Loans

Remaining Months to Maturity of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Less than or equal to 48	2	$18,454.86	0.01%	10.831%	510	$9,227.43	77.22%
109 to 120	5	477,732.71	0.19	7.853	596	95,546.54	58.33
133 to 144	1	61,022.79	0.02	9.600	528	61,022.79	52.07
145 to 156	1	12,685.24	0.01	13.500	568	12,685.24	79.94
157 to 168	1	16,270.43	0.01	12.925	628	16,270.43	100.00
169 to 180	11	939,323.75	0.38	8.613	590	85,393.07	60.97
205 to 216	1	23,031.85	0.01	10.500	806	23,031.85	100.00
217 to 228	5	111,382.01	0.04	11.526	627	22,276.40	99.74
229 to 240	30	2,845,479.72	1.14	9.295	637	94,849.32	79.91
265 to 276	1	53,996.08	0.02	10.375	532	53,996.08	90.00
289 to 300	8	1,131,352.16	0.45	8.079	608	141,419.02	78.19
349 to 360	1,249	244,299,439.04	97.72	8.270	603	195,596.03	78.76
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Gross Margin of the Group II Mortgage Loans

Gross Margins (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
3.001% to 3.500%	3	$555,863.82	0.27%	7.659%	654	$185,287.94	80.29%
3.501% to 4.000%	5	1,170,743.06	0.57	7.589	669	234,148.61	80.00
4.001% to 4.500%	11	2,251,232.50	1.09	7.081	662	204,657.50	70.68
4.501% to 5.000%	65	13,139,357.26	6.39	7.081	654	202,143.96	75.27
5.001% to 5.500%	158	36,943,479.14	17.95	7.698	624	233,819.49	76.76
5.501% to 6.000%	205	44,081,232.21	21.42	7.879	613	215,030.40	79.33
6.001% to 6.500%	182	38,189,090.42	18.56	8.365	591	209,830.17	78.45
6.501% to 7.000%	155	30,350,956.70	14.75	8.669	580	195,812.62	80.65
7.001% to 7.500%	111	20,896,439.34	10.16	9.132	575	188,256.21	81.42
7.501% to 8.000%	64	9,681,427.49	4.71	9.608	562	151,272.30	81.44
8.001% to 8.500%	30	6,597,840.16	3.21	9.817	581	219,928.01	89.73
8.501% to 9.000%	11	1,377,793.35	0.67	10.045	554	125,253.94	78.99
9.001% to 9.500%	3	523,654.84	0.25	11.411	579	174,551.61	69.28
Total:	1,003	$205,759,110.29	100.00%	8.285%	602	$205,143.68	79.17%

Maximum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

Maximum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
11.501% - 12.000%	3	$371,519.59	0.18%	5.953%	645	$123,839.86	60.48%
12.001% - 12.500%	14	2,684,021.32	1.30	6.468	647	191,715.81	78.45
12.501% - 13.000%	61	13,517,826.26	6.57	6.795	623	221,603.71	73.55
13.001% - 13.500%	103	24,773,533.84	12.04	7.257	624	240,519.75	78.16
13.501% - 14.000%	182	40,155,111.37	19.52	7.727	615	220,632.48	78.20
14.001% - 14.500%	170	38,339,284.70	18.63	8.189	610	225,525.20	77.43
14.501% - 15.000%	178	36,611,827.58	17.79	8.647	589	205,684.42	79.71
15.001% - 15.500%	113	19,670,086.42	9.56	9.147	592	174,071.56	84.20
15.501% - 16.000%	103	18,937,101.60	9.20	9.538	567	183,855.36	81.99
16.001% - 16.500%	40	5,351,777.10	2.60	10.074	561	133,794.43	83.41
16.501% - 17.000%	21	3,060,865.94	1.49	10.471	537	145,755.52	79.58
17.001% - 17.500%	9	1,284,577.00	0.62	11.171	569	142,730.78	90.78
17.501% - 18.000%	5	970,779.35	0.47	11.890	576	194,155.87	83.27
19.001% - 19.500%	1	30,798.22	0.01	12.490	633	30,798.22	70.00
Total:	1,003	$205,759,110.29	100.00%	8.285%	602	$205,143.68	79.17%

Minimum Lifetime Mortgage Interest Rates of the Group II Mortgage Loans

Minimum Lifetime Mortgage Interest Rates (ARMs Only)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
3.001% to 3.500%	1	$143,725.44	0.07%	8.300%	571	$143,725.44	80.00%
4.001% to 4.500%	2	673,666.39	0.33	7.015	643	336,833.20	67.61
4.501% to 5.000%	39	7,221,914.94	3.51	7.176	645	185,177.31	73.16
5.001% to 5.500%	114	27,310,756.29	13.27	7.699	617	239,568.04	76.38
5.501% to 6.000%	162	34,179,935.45	16.61	7.880	612	210,987.26	79.27
6.001% to 6.500%	138	30,071,196.19	14.61	8.164	599	217,907.22	78.14
6.501% to 7.000%	152	32,820,773.49	15.95	8.263	602	215,926.14	80.18
7.001% to 7.500%	130	28,445,402.60	13.82	8.539	597	218,810.79	80.72
7.501% to 8.000%	100	18,054,978.17	8.77	8.785	590	180,549.78	81.21
8.001% to 8.500%	71	12,765,280.11	6.20	9.152	594	179,792.68	83.58
8.501% to 9.000%	51	8,322,237.64	4.04	9.131	572	163,181.13	79.42
9.001% to 9.500%	20	3,262,285.66	1.59	9.708	567	163,114.28	80.25
9.501% to 10.000%	12	1,679,962.16	0.82	9.752	528	139,996.85	69.17
10.001% to 10.500%	7	613,359.43	0.30	10.215	534	87,622.78	80.62
10.501% to 11.000%	3	162,838.11	0.08	10.895	514	54,279.37	44.92
12.001% to 12.500%	1	30,798.22	0.01	12.490	633	30,798.22	70.00
Total:	1,003	$205,759,110.29	100.00%	8.285%	602	$205,143.68	79.17%

Next Interest Rate Adjustment Date of the Group II Mortgage Loans

Next Interest Rate Adjustment Date of the Group II Mortgage Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
August 2006	1	$30,798.22	0.01%	12.490%	633	$30,798.22	70.00%
September 2006	1	53,996.08	0.03	10.375	532	53,996.08	90.00
January 2007	1	425,949.55	0.21	9.250	703	425,949.55	85.00
May 2007	1	214,267.72	0.10	7.750	565	214,267.72	90.00
July 2007	2	349,745.22	0.17	8.153	667	174,872.61	85.20
August 2007	3	930,715.98	0.45	6.468	655	310,238.66	84.79
September 2007	8	1,256,674.04	0.61	8.150	548	157,084.26	80.12
October 2007	30	5,210,122.35	2.53	8.119	585	173,670.75	77.01
November 2007	88	20,373,858.53	9.90	7.693	625	231,521.12	77.24
December 2007	50	9,163,835.20	4.45	8.226	608	183,276.70	78.67
January 2008	270	55,091,770.12	26.77	8.477	596	204,043.59	80.08
February 2008	195	39,821,416.94	19.35	8.587	606	204,212.39	79.72
September 2008	1	128,000.00	0.06	6.990	588	128,000.00	80.00
October 2008	7	1,297,956.82	0.63	8.128	558	185,422.40	80.93
November 2008	46	9,377,958.83	4.56	7.760	581	203,868.67	77.19
December 2008	56	10,205,013.21	4.96	7.881	609	182,232.38	76.81
January 2009	135	26,049,027.02	12.66	8.199	596	192,955.76	78.27
February 2009	107	25,547,268.50	12.42	8.437	603	238,759.52	80.53
March 2009	1	230,735.96	0.11	8.800	553	230,735.96	70.00
Total:	1,003	$205,759,110.29	100.00%	8.285%	602	$205,143.68	79.17%

Occupancy Type of the Mortgaged Premises of the Group II Mortgage Loans

Occupancy Status of the Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Primary Home	1,255	$240,169,260.24	96.07%	8.265%	602	$191,369.93	78.79%
Investment	55	9,093,956.12	3.64	8.752	643	165,344.66	76.07
Second Home	5	726,954.28	0.29	9.052	629	145,390.86	73.80
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Origination Program of the Group II Mortgage Loans

Origination Program	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Full Documentation	901	$149,827,852.28	59.93%	8.269%	591	$166,290.62	79.08%
Stated Documentation	331	77,130,263.62	30.85	8.284	629	233,021.94	77.69
12 Months Bank Statements	55	14,708,493.16	5.88	8.481	601	267,427.15	80.44
Limited Documentation	28	8,323,561.58	3.33	8.236	607	297,270.06	77.41
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Mortgage Loan Purpose of the Group II Mortgage Loans

Loan Purpose	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Refinance - Cash Out	950	$173,881,058.21	69.56%	8.300%	590	$183,032.69	76.99%
Purchase	319	67,970,059.24	27.19	8.268	639	213,072.29	82.77
Refinance - Rate/Term	46	8,139,053.19	3.26	8.097	611	176,935.94	80.48
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Index Type of the Group II Mortgage Loans

INDEX TYPE	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
6 Month LIBOR	1,002	$205,333,160.74	82.14%	8.283%	602	$204,923.31	79.16%
Fixed Rate	312	44,231,060.35	17.69	8.281	613	141,766.22	76.40
1 Year CMT	1	425,949.55	0.17	9.250	703	425,949.55	85.00
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Property Type of the Group II Mortgage Loans

Property Types of the Loans	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Single Family Detached	996	$176,492,712.81	70.60%	8.376%	596	$177,201.52	78.37%
Planned Unit Development	133	34,466,918.25	13.79	8.205	606	259,149.76	81.63
Two to Four Family	88	22,468,694.36	8.99	7.695	663	255,326.07	77.57
Condominium Low-Rise	59	10,218,782.45	4.09	8.329	607	173,199.70	78.69
Single Family Attached	16	2,768,256.06	1.11	8.001	601	173,016.00	77.39
Townhouse	18	2,390,134.33	0.96	8.396	576	132,785.24	71.71
Condominium High-Rise	3	810,000.00	0.32	8.823	637	270,000.00	76.80
De Minimus PUD	2	374,672.38	0.15	7.006	635	187,336.19	77.62
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Loan Types of the Group II Mortgage Loans

Mortgage Loan Types	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
2/28ARM	398	$66,742,655.19	26.70%	8.574%	594	$167,695.11	78.14%
3/27ARM	200	35,582,342.80	14.23	8.332	591	177,911.71	77.63
2/28ARM 40/30 BALLOON	132	34,893,898.60	13.96	8.264	608	264,347.72	80.11
30 Yr Fixed	212	31,935,966.24	12.77	8.175	610	150,641.35	75.67
2/28ARM - 5 Yr IO	116	30,065,364.82	12.03	7.962	619	259,184.18	81.11
3/27ARM - 5 Yr IO	99	24,243,595.85	9.70	7.961	612	244,884.81	81.17
3/27ARM 40/30 BALLOON	54	12,912,819.91	5.17	8.194	590	239,126.29	77.21
30 Yr Fixed 40/30 BALLOON	30	5,547,953.99	2.22	8.242	616	184,931.80	80.04
20 Yr Fixed	20	2,372,832.00	0.95	8.740	633	118,641.60	76.15
30 Yr Fixed - 5 Yr IO	6	1,141,202.82	0.46	8.533	635	190,200.47	86.81
25 Yr Fixed	7	1,100,553.94	0.44	7.956	608	157,221.99	78.42
15 Yr Fixed	12	955,594.18	0.38	8.687	591	79,632.85	61.64
2/28ARM - 2 Yr IO	2	764,483.57	0.31	6.178	656	382,241.79	86.92
20 Yr Fixed 30/20 BALLOON	17	619,746.82	0.25	11.952	655	36,455.70	98.64
10 Yr Fixed	7	496,187.57	0.20	7.964	593	70,883.94	59.03
1/29ARM	1	425,949.55	0.17	9.250	703	425,949.55	85.00
3/27ARM - 3 Yr IO	1	128,000.00	0.05	6.990	588	128,000.00	80.00
12 Yr Fixed	1	61,022.79	0.02	9.600	528	61,022.79	52.07
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Geographic Distribution of Mortgaged Premises of the Group II Mortgage Loans

Geographic Distribution of the Mortgages Properties	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Alabama	5	$563,291.33	0.23%	9.611%	562	$112,658.27	80.02%
Alaska	5	717,227.82	0.29	8.215	610	143,445.56	75.26
Arizona	61	11,980,671.27	4.79	8.442	596	196,404.45	79.23
Arkansas	7	772,377.89	0.31	8.194	615	110,339.70	87.06
California	144	44,294,724.79	17.72	8.075	601	307,602.26	76.99
Colorado	6	1,173,449.05	0.47	8.363	542	195,574.84	77.19
Connecticut	16	3,144,698.19	1.26	7.838	623	196,543.64	77.93
Delaware	5	1,105,596.77	0.44	8.283	628	221,119.35	77.63
Florida	141	23,785,063.10	9.51	8.321	617	168,688.39	77.53
Georgia	71	10,888,642.25	4.36	8.310	608	153,361.16	81.51
Hawaii	4	885,434.91	0.35	7.516	575	221,358.73	73.48
Idaho	2	156,184.93	0.06	9.272	609	78,092.47	74.85
Illinois	31	5,749,490.14	2.30	8.532	625	185,467.42	80.26
Indiana	32	3,360,987.64	1.34	9.001	573	105,030.86	83.21
Iowa	1	106,133.24	0.04	8.990	531	106,133.24	85.00
Kansas	4	583,608.21	0.23	9.137	578	145,902.05	77.85
Kentucky	14	1,359,626.02	0.54	8.662	616	97,116.14	83.07
Louisiana	2	550,178.58	0.22	9.262	571	275,089.29	87.49
Maine	3	301,302.46	0.12	9.773	556	100,434.15	67.55
Maryland	132	30,799,819.20	12.32	7.968	591	233,331.96	76.36
Massachusetts	22	6,624,821.55	2.65	7.677	636	301,128.25	77.90
Michigan	60	8,697,578.67	3.48	8.969	609	144,959.64	83.53
Minnesota	9	2,878,837.88	1.15	8.374	608	319,870.88	62.46
Mississippi	5	696,535.07	0.28	9.191	573	139,307.01	86.13
Missouri	20	2,915,566.43	1.17	8.645	619	145,778.32	83.85
Montana	1	179,620.23	0.07	7.800	652	179,620.23	80.00
Nebraska	2	148,218.01	0.06	9.069	603	74,109.01	87.42
Nevada	23	4,333,563.76	1.73	7.898	597	188,415.82	75.83
New Hampshire	2	853,117.47	0.34	8.854	576	426,558.74	84.11
New Jersey	8	2,095,476.07	0.84	8.329	597	261,934.51	69.94
New Mexico	4	583,498.11	0.23	9.232	582	145,874.53	89.19
New York	65	20,223,840.47	8.09	7.753	632	311,136.01	77.42
North Carolina	25	2,711,694.71	1.08	8.736	580	108,467.79	83.63
Ohio	60	6,156,767.81	2.46	8.931	592	102,612.80	85.69
Oklahoma	5	452,667.69	0.18	8.646	570	90,533.54	85.96
Oregon	15	3,301,969.18	1.32	8.277	617	220,131.28	74.87
Pennsylvania	21	2,331,736.04	0.93	8.647	588	111,035.05	79.53
Rhode Island	5	1,282,526.29	0.51	7.753	654	256,505.26	82.22
South Carolina	16	1,613,668.30	0.65	8.896	589	100,854.27	84.94
South Dakota	1	81,000.00	0.03	8.700	665	81,000.00	90.00
Tennessee	23	2,644,708.10	1.06	9.165	575	114,987.31	83.59
Texas	32	3,865,563.89	1.55	9.233	598	120,798.87	84.73
Utah	9	1,286,237.39	0.51	8.127	610	142,915.27	76.86
Vermont	3	335,330.61	0.13	8.400	590	111,776.87	78.49
Washington	43	8,299,087.10	3.32	8.404	608	193,002.03	82.07
Virginia	73	13,358,544.24	5.34	8.187	590	182,993.76	76.56
West Virginia	5	921,140.05	0.37	9.514	597	184,228.01	88.43
Wisconsin	64	7,987,031.86	3.19	8.864	585	124,797.37	82.54
Wyoming	8	851,315.87	0.34	9.384	578	106,414.48	83.39
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Credit Score of the Group II Mortgage Loans

Credit Score	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Not Available	8	$745,012.89	0.30%	8.958%	N/A	$93,126.61	69.52%
451 - 475	2	454,972.40	0.18	8.794	463	227,486.20	74.75
476 - 500	6	867,186.92	0.35	8.937	492	144,531.15	61.93
501 - 525	136	19,743,768.23	7.90	9.154	512	145,174.77	71.38
526 - 550	117	19,103,563.24	7.64	8.929	539	163,278.32	75.79
551 - 575	218	40,299,250.46	16.12	8.417	563	184,858.95	78.30
576 - 600	233	47,876,027.27	19.15	8.336	587	205,476.51	79.06
601 - 625	211	40,952,904.70	16.38	8.117	613	194,089.60	81.27
626 - 650	156	28,460,585.49	11.38	8.022	638	182,439.65	79.67
651 - 675	115	22,588,005.06	9.04	7.998	663	196,417.44	81.59
676 - 700	59	15,672,374.65	6.27	7.605	687	265,633.47	80.11
701 - 725	28	7,382,104.21	2.95	7.927	709	263,646.58	79.70
726 - 750	16	2,798,528.39	1.12	8.075	735	174,908.02	75.88
751 - 775	8	2,685,317.15	1.07	7.033	761	335,664.64	78.15
776 - 800	1	337,537.73	0.14	6.800	781	337,537.73	72.12
801 - 825	1	23,031.85	0.01	10.500	806	23,031.85	100.00
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
A+	830	$161,370,423.09	64.55%	8.135%	620	$194,422.20	80.06%
A	162	32,722,970.70	13.09	8.483	582	201,993.65	79.42
A-	145	27,320,116.69	10.93	8.533	575	188,414.60	75.49
B+	33	4,827,993.35	1.93	9.058	560	146,302.83	74.04
B	71	12,130,599.47	4.85	8.679	560	170,853.51	75.29
C	58	8,206,710.95	3.28	8.950	547	141,495.02	67.40
SD	16	3,411,356.39	1.36	7.368	612	213,209.77	77.57
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Amortization Type of the Group II Mortgage Loans

Amortization Type	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Balloon	233	$53,974,419.32	21.59%	8.287%	605	$231,649.87	79.63%
Interest Only	224	56,342,647.06	22.54	7.947	617	251,529.67	81.33
Fully Amortization	858	139,673,104.26	55.87	8.420	598	162,789.17	77.24
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Prepayment Penalty Type of the Group II Mortgage Loans

Original Prepayment Penalty Term (in Months)	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
No Prepayment Penalty	459	$87,079,116.99	34.83%	8.340%	602	$189,714.85	78.83%
12	42	14,197,648.50	5.68	7.791	642	338,039.25	77.86
18	1	189,483.19	0.08	6.999	503	189,483.19	73.08
24	405	77,445,529.69	30.98	8.301	600	191,223.53	78.69
30	1	175,277.31	0.07	7.050	628	175,277.31	80.00
36	378	66,681,734.22	26.67	8.322	604	176,406.70	78.65
60	29	4,221,380.74	1.69	8.029	571	145,564.85	78.70
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Delinquency Status of the Group II Mortgage Loans

Delinquency Status	Number of Group II Mortgage Loans	Total Outstanding Principal Balance	Percentage By Principal Balance	Weighted Average Mortgage Rate	Weighted Average Credit Score	Average Balance	Weighted Average Combined Original Loan-to-Value Ratio
Current	1,286	$245,462,297.57	98.19%	8.272%	604	$190,872.70	78.70%
30 Days Delinquent	29	4,527,873.07	1.81	8.957	568	156,133.55	77.62
Total:	1,315	$249,990,170.64	100.00%	8.285%	604	$190,106.59	78.68%

Delinquency Status as of April 17, 2006

CS Contacts

	NAME	PHONE EXTENSION
Asset Finance:	Brendan Keane	212-325-6459
	John Herbert	212-325-2412
	Kenny Rosenberg	212-325-3587
	Ryan Stroker	212-325-0391
	Pooja Pathak – Structuring	212-325-0616
	Nayan Bhattad – Collateral	212-325-2936

Asset Backed Syndication:	Tricia Hazelwood	212-325-8549
	James Drvostep	212-325-8549
	Melissa Simmons	212-325-8549
	Garrett Smith	212-325-8549

Rating Agency Contacts

	NAME	PHONE EXTENSION
Moodys:	Yvonne Zhang	212-553-4094
S&P:	Dan Hall	212-438-1576